                                                                     EXHIBIT 3.4

                                                                  EXECUTION COPY





                           SOUTHERN FOODS GROUP, L.P.

                        (A Delaware Limited Partnership)




                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


                         Dated as of  September 3, 1997




             THE LIMITED PARTNER INTERESTS REFERENCED HEREIN HAVE
           NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
      AMENDED, NOR PURSUANT TO THE PROVISIONS OF ANY STATE SECURITIES ACT




                 CERTAIN RESTRICTIONS ON TRANSFERS OF LIMITED
                     PARTNER INTERESTS ARE SET FORTH HEREIN

          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           SOUTHERN FOODS GROUP, L.P.

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I  NAME AND OFFICE; PURPOSE; POWERS AND TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.1      Name and Principal Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.2 Registered Office and Registered Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.3 Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.4 Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.5 Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.6 Amended and Restated Agreement of Limited Partnership  . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II CAPITAL CONTRIBUTIONS; MEMBER CLASSES; LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.1 Common Partner Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.2 Initial Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.3 No Further Contributions or Loans Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.4 Preferred Limited Partner Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.5 Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 2.6 Nature of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.7 Optional Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.8 Ownership of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE III RIGHTS, POWERS, AND DUTIES OF THE GENERAL PARTNER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 3.1 Management of Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 3.2 Authorized Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 3.3 Restrictions on Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.4 Duties and Liabilities of the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.5 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.6 Specific Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.7 Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE IV RIGHTS AND STATUS OF LIMITED PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.1 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.2 Liability of the Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE V PROFITS AND LOSSES; DISTRIBUTIONS; TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.1 Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.2 Distributions to Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.3 Definition of "Net Operating Cash Flow"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.4 Distributions of Proceeds of Terminating Capital Transaction   . . . . . . . . . . . . . . . . .  20
         Section 5.5 Tax Withholdings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.6 Special Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.7 Additional Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.8 Restricted Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VI DISSOLUTION AND WINDING-UP OF THE PARTNERSHIP;DISTRIBUTION OF PROCEEDS . . . . . . . . . . . . . . . . . .  21
         Section 6.1 Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 6.2 Winding Up and Liquidation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VII LIMITATIONS ON TRANSFERS OF INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.1 Limitations on Transfers of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.2 Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.3 Exceptions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.4 Prohibited Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE VIII VOLUNTARY OR INVOLUNTARY TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.1 Third Party Offers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.2 Option to Purchase   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.3 Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.4 Release from Restriction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.5 Changed Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 8.6 Form of Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 8.7 Option on the Part of Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 8.8 Substituted Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 8.9 Rights of Unadmitted Transferees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 8.10     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.11     Put Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.12     Call Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.13     Limitations on Transfers of Interest Having Adverse Legal Effects . . . . . . . . . . . . .  31

ARTICLE IX VOTING RIGHTS OF CLASSES OF PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.1 Voting Rights for Common Partner Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.2 Voting Rights for Preferred Limited Partner Interest   . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE X FISCAL YEAR; RECORDS; REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 10.1     Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 10.2     Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 10.3     Annual Statements and Partnership Returns . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 10.4     Adjustment to Basis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 10.5     Tax Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 10.6     Tax Classification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 10.7     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 10.8     Competitively Sensitive Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE XI ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.1     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.2     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.3     Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.4     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.5     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.6     Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.7     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 12.8     References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 12.9     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 12.10    Execution of Agreement Constitutes Consent  . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 12.11    Joinder of Meyer for Limited Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 12.12    Sequence of Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XIII DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 13.1     General Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 13.2     Definitions for Provisions Requiring Prior Notice to Amend  . . . . . . . . . . . . . . . .  44

Exhibit 1 Partners, Common Partner Interests and Preferred Limited Partner Interests as of the date of the Second Amended and Restated Agreement of Limited Partnership
Exhibit 2 Amended and Restated Designation of Series A 10% Payment-in-Kind Preferred Limited Partner Interests
Exhibit 3 Designation of Series B 10% Payment-in-Kind Preferred Limited Partner Interests
Exhibit 4 Designation of Series C 10% Payment-in-Kind Preferred Limited Partner Interests
Exhibit 5            Designation of Series D 9 1/2% Preferred Limited Partner
                     Interests
Exhibit 6 Designation of Series E 10% Payment-in-Kind Preferred Limited Partner Interests

Appendix

                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           SOUTHERN FOODS GROUP, L.P.



         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is made and entered into as of September 3, 1997 to be effective as of 3:00 p.m. on September 3, 1997 (the "Effective Time"), by and among SFG Management Limited Liability Company ("SFG LLC"), as the sole general partner ("General Partner") and each of the Persons identified as "Limited Partners" on Exhibit 1 attached hereto and incorporated herein by reference, pursuant to the provisions of the DRULPA.


                                    RECITALS

         WHEREAS, SFG LLC and Southern Foods Group, Inc., a Delaware corporation ("SFG Inc."), entered into that certain Limited Partnership Agreement (the "Original Limited Partnership Agreement") dated December 20, 1994 to form a Delaware limited partnership under the name Southern Foods Group, L.P. (the "Original Partnership"), pursuant to which SFG LLC owned a 1% interest in the Original Partnership as the General Partner and SFG Inc. owned a 99% interest in the Original Partnership as the Limited Partner; and

         WHEREAS, in December 1996, SFG Inc. merged into Difcal Corporation ("Difcal"), and as a result of that merger Difcal became the Limited Partner in the Original Partnership; and

         WHEREAS, by an Amended and Restated Agreement of Limited Partnership dated January 1, 1997 (the "Amended and Restated Agreement"), (a) Pete Schenkel ("Schenkel") and Allen A. Meyer ("Meyer") became Limited Partners, each holding a 24.75% Common Partner Interest, and (b) Difcal's Limited Partner interest was separated into a 49.5% Common Limited Partner Interest and a Series A Preferred Capital Interest in the stated amount of $76,947,000 (the "Original Series A Preferred Interests"); and

         WHEREAS, pursuant to a First Amendment to the Amended and Restated Agreement of Limited Partnership of Southern Foods Group, L.P., dated February 7, 1997 (the "Amendment"), Barbe's Dairy, Inc. ("Barbe's") was admitted as a Preferred Limited Partner, receiving $8,000,000 in stated amount of Series A Preferred Capital Interests in exchange for the contribution of certain assets and liabilities owned by Barbe's (the "Barbe's Contribution"); and

         WHEREAS, in February 1997, Barbe's was merged into Difcal, and Difcal assumed the position of Barbe's as a Preferred Limited Partner in the Partnership; and

         WHEREAS, on February 28, 1997, Difcal merged into Mid-America Dairymen, Inc. ("Mid-Am") and as a result Mid-Am assumed the position of Difcal as a Limited Partner; and

         WHEREAS, the Partnership is currently owned by Mid-Am (49.5% Common Limited Partner Interest), Schenkel (24.75% Common Limited Partner Interest) and Meyer (24.75% Common Limited Partner Interest), as Limited Partners, and by the General Partner (1% Common General Partner Interest), and Mid-Am holds Original Series A Preferred Interests in the original stated amount of $84,947,000; and

         WHEREAS, the Partnership desires to make certain distributions to its Common Partners, including distributions of Series E Preferred Interests, and to receive certain additional capital contributions, all as further described herein; and

         WHEREAS, Schenkel will purchase all of the Limited Partner Interest of Meyer in the Partnership (the "Ownership Change"); and

         WHEREAS, Mid-Am will contribute certain assets and liabilities relating to certain of the dairy operations of Borden located in the western United States that manufacture and sell dairy products primarily under the Meadow Gold and Viva trademarks (the "Meadow Gold Dairies Contribution") in exchange for the issuance of Series B Preferred Interests; and

         WHEREAS, Mid-Am Capital, LLC ("Mid-Am Capital") will contribute $15 million in exchange for the issuance of Series C Preferred Interests and will contribute $30 million in exchange for the issuance of Series D Preferred Interests; and

         WHEREAS, as a result of the transactions described above (the "Partnership Transactions"), which the parties hereto desire to take place on or after the Effective Time but in the sequence and at the times established by
Section 12.12 of this Agreement, the parties desire to amend and restate in its entirety the Amended and Restated Agreement and to replace and supersede such agreement with this Agreement, such amendment and restatement to be effective as of the Effective Time.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, the General Partner and the Limited Partners agree to continue the business of the Original Partnership, without dissolution as a limited partnership, pursuant to the DRULPA, such continuing limited partnership hereinafter referred to as the "Partnership", for the purposes and on the terms and conditions set forth as follows:

                                   ARTICLE I

                   NAME AND OFFICE; PURPOSE; POWERS AND TERM

         Section 1.1 Name and Principal Office. The Partnership shall be conducted under the name of Southern Foods Group, L.P. The principal office of the Partnership initially shall be at 3114 South Haskell, Dallas, Texas 75223. The General Partner may at any time change the location of such principal office and shall give due notice of any such change to the Limited Partners.

         Section 1.2 Registered Office and Registered Agent. The registered office of the Partnership shall be the office of the initial registered agent named in the certificate of limited partnership or such other office selected by the General Partner from time to time. The registered agent of the Partnership is the initial registered agent named in the certificate of limited partnership or such other person selected by the General Partner from time to time.

         Section 1.3 Purpose. The purpose of the Partnership shall be to engage in any lawful act or activity for which limited partnerships may now or hereafter be organized under the laws of the State of Delaware.

         Section 1.4 Powers. In furtherance of the purpose of the Partnership as specified in Section 1.3, the Partnership shall have all powers available to it as a limited partnership under the laws of the State of Delaware including, without limitation, the power to make and perform all contracts and engage in all activities and transactions necessary or advisable to carry out the purpose of the Partnership. The General Partner is authorized to do all such acts and exercise all such powers in the name of and on behalf of the Partnership.

         Section 1.5 Term. The Partnership commenced as of December 20, 1994, and shall end only as provided in Article VI hereof.

         Section 1.6 Amended and Restated Agreement of Limited Partnership. This Agreement amends, restates, replaces and supersedes the Amended and Restated Agreement of Limited Partnership in its entirety. However, as provided in Sections 5.2, 5.6 and 5.7 hereof, the Partners acknowledge certain obligations to Meyer as a former Partner that arose under the terms of the Amended and Restated Agreement of Limited Partnership, which obligations will be paid as provided in Sections 5.2, 5.6 and 5.7.

                                   ARTICLE II

                  CAPITAL CONTRIBUTIONS; MEMBER CLASSES; LOANS

         Section 2.1 Common Partner Interest. "Common Partner Interest" means any interest in the Partnership other than a Preferred Limited Partner Interest as that term is defined in Section 2.4 hereto.

         Section 2.2      Initial Capital Contributions.

         (a) Prior Initial Capital Contributions. Each of the Partners (other than Mid-Am Capital) previously made Initial Capital Contributions. After the occurrence of the Ownership Change, Schenkel's Capital Account shall be adjusted in accordance with Section A.3(c) of the Appendix.

         (b) Series B Preferred Limited Partner Contribution. Pursuant to a Capital Contribution Agreement between Mid-Am and the Partnership (the "Mid-Am Contribution Agreement"), in accordance with the timing specified in Section 12.12, Mid-Am shall transfer and assign to the Partnership, as a Series B Preferred Limited Partner Contribution, the assets and properties described in, and the Partnership shall assume the liabilities and obligations to the extent specified in, the Mid-Am Contribution Agreement. As a result of the Meadow Gold Dairies Contribution, Mid-Am's Capital Account shall reflect a Capital Contribution with respect to the Series B Preferred Interests of Ninety Million Dollars ($90,000,000), which the Partners agree is the net amount equal to the excess of the Gross Asset Value of the assets so contributed over the face amount of the debts assumed, or taken subject to, pursuant to the Mid-Am Contribution Agreement.

         (c) Series C Preferred Limited Partner Contribution. Pursuant to the Capital Contribution Agreement between Mid-Am Capital and the Partnership (the "Mid-Am Capital Contribution Agreement"), in accordance with the timing specified in Section 12.12, Mid-Am Capital shall contribute Fifteen Million Dollars ($15,000,000) as a Series C Preferred Limited Partner Contribution. As a result of such Capital Contribution, the Capital Account of Mid-Am Capital shall reflect a Capital Contribution with respect to the Series C Preferred Interests of Fifteen Million Dollars ($15,000,000).

         (d) Series D Preferred Limited Partner Contribution. Pursuant to the Mid-Am Capital Contribution Agreement, in accordance with the timing specified in Section 12.12, Mid-Am Capital shall contribute Thirty Million Dollars ($30,000,000) as a Series D Preferred Limited Partner Contribution. As a result of such Capital Contribution, the Capital Account of Mid-Am Capital shall reflect a Capital Contribution with respect to the Series D Preferred Interests of Thirty Million Dollars ($30,000,000).

         (e) Additional Capital Contributions by Common Limited Partners. In accordance with the timing specified in Section 12.12, each of Mid-Am and Schenkel shall contribute to the Partnership a stated amount of Series E Preferred Interests equal to the amount of Series E Preferred Interests received by Schenkel as part of the Special Distribution pursuant to Section 5.6.
                 Each such contribution shall be deemed to cause an increase of the contributing Partner's Capital Account with respect to its Common Partner Interest resulting from a Capital Contribution by such Partner with respect to its Common Partner Interest, and a corresponding decrease in its Capital Account with respect to its Series E Preferred Interests.

         (f) Partners. Upon their execution of this Agreement, and after consummation of the Partnership Transactions, SFG LLC shall constitute the sole General Partner, Mid-Am and Schenkel shall constitute all of the Common Limited Partners, and Mid-Am and Mid-Am Capital shall constitute all of the Preferred Limited Partners, and the Common Partner Interests of the General Partner and the Common Limited Partners (collectively "Common Partners") and the Preferred Limited Partner Interests of the Preferred Limited Partners, shall be as set forth on Exhibit 1 attached hereto.

         Section 2.3 No Further Contributions or Loans Required. Except as otherwise specifically provided herein or required by DRULPA, (i) the liability of a Partner to the Partnership is limited to the amount of such Partner's Capital Contribution, and (ii) the Capital Contribution of a Partner represents the only funds or property such Partner is required to furnish to the Partnership, whether by way of contribution, loan or otherwise. No Partner shall have any obligation at any time to restore a deficit or negative balance in the Capital Account of such Partner. Except for additional Capital Contributions approved by the Common Partners, the General Partner shall not have the right to make additional Capital Contributions to the Partnership.

         Section 2.4 Preferred Limited Partner Interest. "Preferred Limited Partner Interest" means a Limited Partner Interest designated pursuant to Sections 2.4(a), (b), (c), (d), (e) or (g).

         (a) Series A 10% Payment-in-Kind Preferred Limited Partner Interests. In connection with the Amended and Restated Agreement, the Partnership issued the Original Series A Preferred Interests to the predecessor in interest of Mid-Am. At the Effective Time the designation with respect to the Original Series A Preferred Interests shall be amended and restated, the Original Series A Preferred Interests shall be renamed "Series A 10% Payment-in-Kind Preferred Limited Partner Interests" and the Series A Preferred Interests shall have the designations set forth on Exhibit 2 to this Agreement.

         (b) Series B 10% Payment-in-Kind Preferred Limited Partner Interests. In accordance with the timing specified in Section 12.12, the Partnership shall issue Series B 10% Payment-in-Kind Preferred Limited Partner Interests to Mid-Am in exchange for the Meadow Gold Dairies Contribution. The Series B Preferred Interests shall have the designations set forth in Exhibit 3 to this Agreement.

         (c) Series C 10% Payment-in-Kind Preferred Limited Partner Interests. In accordance with the timing specified in Section 12.12, the Partnership shall issue Series C 10%
                 Payment-in-Kind Preferred Limited Partner Interests to Mid-Am Capital in exchange for $15,000,000 as set forth in the Mid-Am Capital Contribution Agreement. The

         Series C Preferred Interests shall have the designations set forth in
         Exhibit 4 to this Agreement.

         (d) Series D 9 1/2% Preferred Limited Partner Interests. In accordance with the timing specified in Section 12.12, the Partnership shall issue Series D 9 1/2% Preferred Limited Partner Interests to Mid- Am Capital in exchange for $30,000,000 as set forth in the Mid-Am Capital Contribution Agreement. The Series D Preferred Interests shall have the designations set forth in Exhibit 5 to this Agreement.

         (e)     Series E 10% Payment-in-Kind Preferred Limited Partner
                 Interests.   The Partnership shall be authorized to issue from
                 time to time Series E 10% Payment-in-Kind Preferred Limited Partner Interests, which Series E Preferred Interests shall have the designations set forth on Exhibit 6 to this Agreement. The Partnership shall issue Series E Preferred Interests under the circumstances specified in Sections 5.6 and 5.7.

         (f) Preferred Return. Each series of Preferred Limited Partner Interests shall be entitled to a Preferred Return as shall be set forth in the designation for such series.

         (g) Authorized Additional Preferred Limited Partner Interests. The parties acknowledge that in the future it might be advisable to issue Additional Preferred Limited Partner Interests. The parties agree that the Partnership shall be authorized to issue Additional Preferred Limited Partner Interests from time to time of one or more series as may be necessary pursuant to the requirements of this Section 2.4(g).

                 (i) In connection with the foregoing and without limiting the generality thereof, the General Partner is hereby expressly authorized, without the vote or approval of any Limited Partner, to create, under the provisions of this Section 2.4(g), one or more series of Additional Preferred Limited Partner Interests. The Partners hereby expressly authorize the General Partner to negotiate and set the following terms, without the vote of any Limited Partner, and to execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with the creation of Additional Preferred Limited Partner Interests.

                          (A) The distinctive designation of such series which shall distinguish it from other series;

                          (B) The number of Additional Preferred Limited Partner Interests included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series;

                          (C) The rate of return payable on the Additional Preferred Limited Partner Interests and whether such return is intended to be a "guaranteed payment" within the meaning of Code Section 707(c) or is to be determined by reference to the Partnership's profits and losses;

                          (D) The annual distribution rate (or method of determining such rate) and/or allocation and distribution of profits and losses for Additional Preferred Limited Partner Interests of such series and the date or dates upon which such amounts shall be payable;

                          (E) Whether the distributions on the Additional Preferred Limited Partner Interests of such series shall be cumulative, and, in the case of Additional Preferred Limited Partner Interests of any series having such cumulative rights, the date or dates or method of determining the date or dates from which the rate of return or distributions on the Additional Preferred Limited Partner Interests of such series shall be cumulative;

                          (F) The amount or amounts which shall be paid out of the assets of the Partnership to the holders of the Additional Preferred Limited Partner Interests of such series upon voluntary or involuntary dissolution, winding up or termination of the Partnership;

                          (G) The price or prices at which, the period or periods within which, and the terms and conditions upon which, the Additional Preferred Limited Partner Interests of such series may be redeemed or purchased, in whole or in part, at the option of the Partnership;

                          (H) The obligation, if any, of the Partnership to purchase or redeem Additional Preferred Limited Partner Interests of such series, and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Additional Preferred Limited Partner Interests of such series shall be redeemed, in whole or in part, pursuant to such obligation; and

                          (I)     Any other relative rights, powers,
                                  preferences or limitations of the Additional
                                  Preferred Limited Partner Interests of the series not inconsistent with this Agreement or with applicable law.

                 (ii) The authority of the General Partner to create or establish Additional Preferred Limited Partner Interests does not include the authority to create or establish Additional Preferred Limited Partner Interests with the following terms unless the requirements of this subsection are met:

                          (A) The General Partner is not authorized to create or establish any Additional Preferred Limited Partner Interest that permits any right to vote as a Partner unless required by this Agreement or the DRULPA, or permits any right to participate in the management of the Partnership, unless all Partners holding Common Partner Interests consent in writing to the granting to the holders of such Additional Preferred Limited Partner Interests of such voting rights or rights to participate in management.

                          (B) The General Partner is not authorized to create or establish any Additional Preferred Limited Partner Interest that is ranked above, has priority over, or affects the rights of, any existing holders of Preferred Limited Partner Interests or Common Partner Interests without the prior written approval of all Partners so affected.

                 (iii) All terms and conditions of any Additional Preferred Limited Partner Interests created by the General Partner pursuant to the provisions of this Section 2.4(g) shall be deemed an amendment and supplement to and a part of this Agreement.

                 (iv) Each Person purchasing any newly-issued Additional Preferred Limited Partner Interests shall sign this Agreement and shall be admitted to the Partnership as an additional Preferred Limited Partner on the date on which the Partnership issues such additional Preferred Limited Partner Interests to such Person in exchange for a Capital Contribution. Each Person so admitted as an additional Preferred Limited Partner shall be subject to and bound by this Agreement, as previously amended, as if an original party hereto. No other action or consent of any Partner shall be required for the admission of an additional Preferred Limited Partner pursuant to this subsection, and each Person who is or shall become a Partner hereby consents to each and every admission to the Partnership pursuant to this subsection.

         Section 2.5 Indemnity. Notwithstanding any other provision of this Agreement, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any and all losses, liabilities, claims and expenses, including reasonable attorneys' fees and costs, arising out of any breach of this Agreement by such indemnifying Partner for actions or omissions of such indemnifying Partner outside the scope of its authority as a Partner under the terms of this Agreement. Any provision of this Agreement to the contrary notwithstanding, the

Partners agree that the Assumed Indebtedness will be borne by the Common Partners in proportion to their respective Common Partner Interests in the Partnership. For the purposes of this Section 2.5, "Assumed Indebtedness" means any debt or liability assumed by the Partnership pursuant to the Barbe's Contribution under the First Amendment to the Amended and Restated Agreement. Each Common Partner hereby agrees, in the event of default in payment of any Assumed Indebtedness by the Partnership, to indemnify and hold the other Common Partners harmless from any payments required to be made by the other Common Partners toward such Assumed Indebtedness which are in excess of such other Common Partners' proportionate share of such Assumed Indebtedness, whether such payment is made with respect to a guarantee of the Assumed Indebtedness by such Common Partners or otherwise. The indemnity required by the preceding sentence shall be satisfied within a reasonable time after the Assumed Indebtedness becomes due and payable, but in no event later than the later of (a) the end of the year in which the indemnifying Common Partner's interest is liquidated, or
(b) ninety (90) days after liquidation of the Partnership.

         Section 2.6 Nature of Contributions. All Capital Contributions shall be non-interest bearing. No Partner shall have the right to withdraw, reduce, or demand the return of its Capital Contribution except as otherwise provided in this Agreement. No interest shall be paid with respect to the Capital Account of any Partner.

         Section 2.7 Optional Loans. The Partnership is empowered to borrow such sums as it considers necessary or appropriate, and in connection therewith, to pledge the property of the Partnership as security therefor. Loans may be made to the Partnership by the General Partner, the Limited Partners, commercial lending institutions and other available sources. Such loans shall be obtained by the General Partner on such terms and conditions as the General Partner considers commercially reasonable and appropriate; provided, however, that the General Partner shall not have the authority to borrow sums on behalf of the Partnership in any manner or on any basis that makes the Limited Partners liable for the repayment of such indebtedness without the prior written agreement and consent of the Limited Partners. The amount of any loan made to the Partnership by a Partner shall not be considered as an increase in the amount of the Capital Contributions of such Partner to the Partnership capital or otherwise a contribution to the Partnership, nor shall the making of such loan entitle such Partner to an increased share of the profits of the Partnership or any other distributions made pursuant to the provisions of this Agreement.

         Section 2.8 Ownership of Assets. All assets of the Partnership shall be owned by the Partnership, subject to the terms and provisions of this Agreement, and no Partner shall have any individual ownership of such assets. Except as otherwise provided in this Agreement, and notwithstanding any statute or principle of law to the contrary, each Partner hereby agrees that it shall have no right (and hereby waives any right that it might otherwise have had) to cause any Partnership property to be partitioned and/or distributed in kind.

                                  ARTICLE III

               RIGHTS, POWERS, AND DUTIES OF THE GENERAL PARTNER

         Section 3.1      Management of Partnership.   The General Partner
shall have exclusive control over the management of the Partnership business. The Limited Partners shall not participate in, or have any control over, the Partnership business or any authority or right to act for or bind the Partnership, except as otherwise required by law.

         Section 3.2 Authorized Acts. Subject to all other provisions of this Agreement, the General Partner is authorized and empowered to carry out and implement the purpose of the Partnership, as provided in Section 1.3, and to exercise the powers of the Partnership, as provided in Section 1.4, for, in the name of, and on behalf of, the Partnership. In connection with the foregoing, it is understood that the General Partner will act by and through a Board of Representatives and/or duly authorized employees, agents and officers pursuant to the terms of the Limited Liability Company Agreement. Except for reimbursement by the Partnership of all out-of-pocket expenses and costs incurred by the General Partner to third parties in connection with the management of the Partnership (including, without limitation, salaries of employees of the General Partner), the General Partner shall receive no fees or other compensation for its services rendered to the Partnership.

         Section 3.3 Restrictions on Authority. Without the prior written consent of the Common Limited Partners, the General Partner shall not have the authority:

         (a)     to do any act in contravention of this Agreement;

         (b) to do any act which would make it impossible to carry out the purpose of the Partnership, as provided in Section 1.3;

         (c) to do any act which would cause a Limited Partner to be personally liable to a creditor of the Partnership; or

         (d) to possess Partnership property or to assign any rights in specific Partnership property, for other than a Partnership purpose.

         Section 3.4 Duties and Liabilities of the General Partner. The General Partner acting by and through a Board of Representatives and/or its officers, agents and employees shall manage the Partnership affairs in accordance with customary industry practices, the DRULPA and all other legal requirements and contractual obligations applicable to the Partnership. The General Partner may also delegate to one or more other Persons its rights and powers to manage and control the Partnership's affairs, including delegation to agents and employees who may be designated as officers of the Partnership. The General Partner shall devote itself to the business of the Partnership to the extent it may determine necessary for the efficient conduct of such business and reasonably required for the Partnership's welfare and success. The General Partner shall not be liable, responsible or accountable, in damages or otherwise, to any other Partner, as such, or to the Partnership for any act or omission performed or omitted on behalf of the Partnership within the scope of the authority conferred by this Agreement or by law, except for its own gross negligence, willful misconduct or breach of a material provision of this Agreement, nor shall the General Partner be liable, responsible or accountable for the gross negligence or willful misconduct (including dishonesty or bad faith) of any of its employees or agents or any employee or agent of the Partnership which the General Partner has selected with reasonable care.

         Section 3.5      Indemnification.

         (a) The Partnership shall indemnify to the fullest extent permitted by law the General Partner and its officers, managers, employees, members and agents ("Indemnified Parties") from and against all costs and expenses, including attorneys' fees, judgments, fines, settlements and/or liabilities incurred by or imposed upon any Indemnified Party in connection with, or resulting from, any action, suit or proceeding whether civil, criminal, legislative or otherwise (or any appeal thereof) to which any Indemnified Party may be made a party or become otherwise involved or with which any Indemnified Party may be threatened, in each case by reason of, or in connection with, the Indemnified Party being or having been associated with or otherwise acting for the Partnership, or by reason of any action or alleged action, omission or alleged omission by any Indemnified Party in any such capacity, provided that the Indemnified Party is not ultimately adjudged to have engaged in gross negligence, willful misconduct or breach of a material provision of this Agreement.

         (b) The Partnership shall pay the expenses incurred by an Indemnified Party in investigating, preparing or defending any civil or criminal action, suit or proceeding, in advance of the final disposition thereof, upon receipt of an undertaking by the Indemnified Party to repay such payment if there is a final adjudication or determination that he is not entitled to indemnification as provided herein. It shall not be required that the Partnership determine the ability of the Indemnified Party to repay such expenses prior to making such payments in the event the Indemnified Party is later determined to be not entitled to indemnification.

         (c) The Partnership shall make all indemnification provided for pursuant to this Section 3.5 solely out of Partnership Assets, and only to the extent of such assets. The Limited Partners shall not have any personal liability for any indemnification required or permitted pursuant to this Section 3.5. None of the provisions of this Section 3.5 shall be deemed to create or grant any rights in favor of Indemnified Parties which cannot be discharged out of Partnership Assets or in favor of anyone other than Indemnified Parties; this provision excludes among other things, any right of subrogation in favor of any insurer or surety. Subject to the above restrictions, the rights of indemnification granted hereunder shall survive the termination, dissolution and winding up of the Partnership.

         Section 3.6 Specific Transactions. The Partnership, and the General Partner on behalf of the Partnership, may enter into, execute, deliver and perform any and all documents relating to the transactions contemplated in the Offering Memorandum of the Partnership and SFG Capital Corporation, regarding the 9 7/8% Senior Subordinated Notes due 2007, and the Credit Agreement, and all documents relating thereto, without any further act, vote or approval of any other Partner notwithstanding any other provision of this Agreement, the DRULPA or other applicable law, rule or regulation. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other agreements or documents on behalf of the Partnership.

         Section 3.7 Merger. The Partnership may merge with, or consolidate into, another Delaware limited partnership or other business entity (as defined in Section 17-211(a) of the DRULPA) or convert to another form of business entity upon the unanimous approval of the Common Partners. In accordance with Section 17-211 of the DRULPA (including Section 17-211(g)), notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the unanimous consent of the Common Partners may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership of the merger or consolidation. Any amendment to this Agreement or adoption of a new partnership agreement made pursuant to the foregoing sentence shall be effective at the effective time or date of the merger or consolidation. The provisions of this Section 3.7 shall not be construed to limit the accomplishment of a merger or of any of the matters referred to herein by any other means otherwise permitted by law.

                                   ARTICLE IV

                     RIGHTS AND STATUS OF LIMITED PARTNERS

         Section 4.1      General.   The Limited Partners have the rights and
the status of a limited partner as specified in the DRULPA except as otherwise provided in this Agreement. The Limited Partners may not take part in the management or control of the Partnership business or sign for or bind the Partnership, such power being vested exclusively in the General Partner.

         Section 4.2 Liability of the Limited Partners. Subject to the provisions of the DRULPA and except as otherwise provided in this Agreement, the Limited Partners, in their capacity as such, shall not be liable for any debts, liabilities, contracts or obligations of the Partnership in excess of the amount of their respective Capital Contributions. The Limited Partners, in their capacity as such, shall not be liable for any debts, liabilities, contracts or obligations of any other Partner.

                                   ARTICLE V

                 PROFITS AND LOSSES; DISTRIBUTIONS; TAX MATTERS

         Section 5.1 Allocations. The profits of the Partnership and any losses shall be allocated among the Partners in accordance with the provisions of the Appendix to this Agreement.

         Section 5.2 Distributions to Partners. Except as otherwise required by this Article V and Section 6.2, all distributions of any nature whatsoever, including, without limitation, partial returns of capital, profit distributions, refinancing proceeds and liquidating distributions, shall be made solely to the Partners as follows:

         (a) Net Operating Cash Flow (as defined in Section 5.3) in an amount equal to the Partnership Tax Amount shall be distributed to the Eligible Partners in accordance with the provisions of this Section 5.2. In addition, subject to the limitations provided in Section 5.2(a)(ii), Net Operating Cash Flow shall be distributed to the Preferred Limited Partners entitled to receive cash distributions of Preferred Returns within sixty (60) days after the end of each semi-annual period of each fiscal year in accordance with Section 5.2(a)(ii). The General Partner, in its discretion, may authorize the distribution of any additional amounts of Net Operating Cash Flow to the Common Partners or to the Preferred Limited Partners as provided in Section 5.2(a)(iii). Notwithstanding the foregoing, except for distributions made in accordance with Section 5.2(a)(i), no distribution of the Net Operating Cash Flow of the Partnership shall be made if and to the extent that, after the distribution is made, the liabilities of the Partnership, excluding the Partnership's liability to the Partners for their Capital Contributions, shall exceed the fair market value of the assets of the Partnership. Subject to Section 6.2 below, Net Operating Cash Flow required or authorized to be distributed shall be distributed among the Partners in the following order of priority:

                 (i) First, Net Operating Cash Flow for each calendar year or other taxable period shall be distributed among the Eligible Partners until each of the Eligible Partners has received the Partnership Tax Amount:

                          (A) "Partnership Tax Amount" means the amount of money directly or indirectly payable as a distribution with respect to the Eligible Partner's direct or indirect partnership interests in the Partnership (including such Eligible Partner's direct or indirect interests in the General Partner) to enable such Eligible Partner to pay Federal, state and local Income Taxes (including quarterly estimated Income Taxes) with respect to the Partnership's net income or any division or segment thereof allocable to such Eligible Partner. For the purpose of this definition:

                                  (1) "Eligible Partner" means Schenkel as a holder of a direct or indirect partnership interest in the
                                           Partnership or any taxable
                                           successor(s) to all or part of his
                                           direct or indirect partnership
                                           interest in the Partnership.  For
                                           the period up to and including Mr.
                                           Schenkel's purchase of Meyer's
                                           direct or indirect partnership
                                           interests in the Partnership,
                                           "Eligible Partner" also includes
                                           Meyer as a former holder of a
                                           partnership interest in the
                                           Partnership.

                                  (2)      "Income Taxes" means all Federal,
                                           state and local taxes, fees,
                                           assessments or charges of any kind,
                                           imposed on, or determined with
                                           reference to, net income of the
                                           Partnership or any division or
                                           segment thereof, or any allocable
                                           portion thereof, including without
                                           limitation any self-employment or
                                           similar tax imposed with respect to
                                           an Eligible Partner's allocable
                                           share of net income or any division
                                           or segment thereof, and "Income Tax"
                                           means any one of such Income Taxes.

                                  (3)      "Governmental Authority" means the
                                           government of the United States of
                                           America, any other nation, or any
                                           political subdivision thereof,
                                           whether state or local, and any
                                           agency, authority, instrumentality,
                                           regulatory body, court, central bank
                                           or other entity exercising
                                           executive, legislative, judicial,
                                           taxing, regulatory or administrative
                                           powers or functions of or pertaining
                                           to government.

                                  (4)      The Partnership Tax Amount in any
                                           applicable fiscal year shall equal
                                           the greater of (1) the product of
                                           (i) the sum of (A) the highest
                                           marginal federal tax rate (taking
                                           into account deductions or credits
                                           for state and local taxes)
                                           applicable to the Eligible Partner
                                           (at either individual or corporate
                                           rates, as applicable) with respect
                                           to the Partnership's taxable income
                                           directly or indirectly allocable to
                                           such Eligible Partner with respect
                                           to such applicable fiscal year, (B)
                                           the highest state tax rate (taking
                                           into account deductions or credits
                                           for local taxes) applicable to the
                                           Eligible Partner (at either
                                           individual or corporate rates, as
                                           applicable) with respect to the
                                           Partnership's taxable income
                                           directly or indirectly allocable to
                                           such Eligible Partner with respect
                                           to such applicable fiscal year and
                                           (C) the highest local tax rate
                                           applicable to the Eligible Partner
                                           (at either individual or corporate
                                           rates, as applicable) with respect
                                           to the Partnership's taxable income,
                                           directly or indirectly allocable to
                                           such Eligible Partner with respect
                                           to such applicable fiscal year,
                                           multiplied by (ii) the Partnership's
                                           taxable income directly or
                                           indirectly allocable to such
                                           Eligible Partner with respect to
                                           such fiscal year or (2) the product
                                           of (i) the sum of (A) the highest
                                           Federal alternative minimum tax rate
                                           (taking into account deductions or
                                           credits for state and local taxes)
                                           applicable to the Eligible Partner
                                           (at either individual or corporate
                                           rates, as applicable) with respect
                                           to the Partnership's alternative
                                           minimum taxable income directly or
                                           indirectly allocable to such
                                           Eligible Partner with respect to
                                           such applicable fiscal year, (B) the
                                           highest state tax rate (taking into
                                           account deductions or credits for
                                           local taxes) applicable to the
                                           Eligible Partner (at either
                                           individual or corporate rates, as
                                           applicable) with respect to the
                                           Partnership's taxable income or
                                           alternative minimum taxable income,
                                           as applicable, directly or
                                           indirectly allocable to such
                                           Eligible Partner with respect to
                                           such applicable fiscal year and (C)
                                           the highest local tax rate
                                           applicable to the Eligible Partner
                                           (at either individual or corporate
                                           rates, as applicable) with respect
                                           to the Partnership's taxable income
                                           or alternative minimum taxable
                                           income, as applicable, directly or
                                           indirectly allocable to such
                                           Eligible Partner with respect to
                                           such applicable fiscal year,
                                           multiplied by (ii) the Partnership's
                                           taxable income or alternative
                                           minimum taxable income, as
                                           applicable, directly or indirectly
                                           allocable to such Eligible Partner
                                           with respect to such fiscal year.
                                           The Partnership Tax Amount for each
                                           applicable fiscal year shall be
                                           appropriately adjusted to reflect
                                           (i) any tax losses of the
                                           Partnership arising in any prior
                                           fiscal year (assuming that any such
                                           losses are carried forward and used
                                           to offset the Partnership's taxable
                                           income in the applicable fiscal
                                           year) and (ii) the Partnership's
                                           payment of any withholding taxes
                                           that would give rise to a credit or
                                           other tax benefit to the Partnership
                                           (or the Eligible Partner).

                                  (5)      Payments or distributions in
                                           connection with the Partnership Tax
                                           Amount related to payments of
                                           estimated Federal Income Tax shall
                                           be payable in quarterly installments
                                           with respect to the applicable
                                           fiscal year, in each case no more
                                           than five days prior to the Federal
                                           estimated tax due dates applicable
                                           to the Eligible Partner.  Such
                                           quarterly installments shall be
                                           based upon the Partnership's then
                                           good faith estimate of its taxable
                                           income (or alternative minimum
                                           taxable income, as
                                           applicable) directly or indirectly
                                           allocable to the Eligible Partner
                                           (as calculated in the manner
                                           described in paragraph (4) above),
                                           subject to appropriate adjustment to
                                           reflect over and under payment of
                                           any prior quarterly periods during
                                           the applicable fiscal year, and in
                                           each quarter shall be no greater
                                           than the applicable estimated tax
                                           payment to be paid by such Eligible
                                           Partner to the applicable
                                           Governmental Authority.

                                  (6)      Payments or distributions in
                                           connection with the Partnership Tax
                                           Amount related to the filing of
                                           extensions of time for filing Income
                                           Tax returns for a fiscal year shall
                                           be payable in each case no more than
                                           five days prior to the applicable
                                           date on which such payment of Income
                                           Tax is due, shall be based on the
                                           Partnership's then good faith
                                           estimate of its taxable income (or
                                           alternative minimum taxable income,
                                           as applicable) directly or
                                           indirectly allocable to the Eligible
                                           Partner for such fiscal year, and
                                           shall be no greater than the
                                           applicable tax payment to be paid by
                                           such Eligible Partner to the
                                           applicable Governmental Authority.

                                  (7) The aggregate amount of all payments made in connection with the
                                           Partnership Tax Amount with respect
                                           to the applicable fiscal year shall
                                           be based upon the Partnership's
                                           taxable income (or alternative
                                           minimum taxable income, as
                                           applicable) directly or indirectly
                                           allocable to the Eligible Partner
                                           with respect to such applicable
                                           fiscal year as shown on the
                                           Partnership's filed Federal Income
                                           Tax return for such fiscal year, or
                                           if such Federal Income Tax Return
                                           has not been filed when a payment is
                                           due in connection with the
                                           Partnership Tax Amount for a fiscal
                                           year, the Partnership's good faith
                                           estimate of the amount of its
                                           taxable income (or alternative
                                           minimum taxable income, as
                                           applicable), taking into account any
                                           separately stated items, for such
                                           fiscal year.  In the event that the
                                           Partnership files an amended Income
                                           Tax return (or upon the
                                           Partnership's filing of its original
                                           return for the applicable fiscal
                                           year if the Partnership Tax Amount
                                           was based upon the Partnership's
                                           good faith estimate of its taxable
                                           income or alternative minimum
                                           taxable income, as applicable, that
                                           is inconsistent with its calculation
                                           of its taxable income (or
                                           alternative minimum taxable income,
                                           as applicable) for any such fiscal
                                           year(s), or in the event that a
                                           Governmental Authority determines
                                           that information reflected in any of
                                           the Partnership's Income Tax returns
                                           for such fiscal
                                           year is inaccurate or incomplete,
                                           then the Partnership shall make a
                                           proper adjustment (including any
                                           penalties, interest or other charges
                                           related to the adjustment or
                                           correction of information reflected
                                           in such return(s) or the filing of
                                           such return(s)) to the amount
                                           payable in connection with the
                                           Partnership Tax Amount for such
                                           fiscal year(s). According to whether
                                           such adjustments to the amounts
                                           payable in connection with the
                                           Partnership Tax Amount for the
                                           applicable year are positive or
                                           negative with respect to the
                                           Eligible Partner, the Partnership
                                           shall, as applicable, either
                                           promptly pay to the Eligible Partner
                                           as a distribution as needed to fund
                                           payment of such adjustment to such
                                           Partnership Tax Amount to a
                                           Governmental Authority by such
                                           Eligible Partner, or shall require
                                           the Eligible Partner to promptly pay
                                           to it, the amount of any such
                                           adjustment (and no further payments
                                           in connection with the Partnership
                                           Tax Amount shall be paid until the
                                           Eligible Partner has repaid any such
                                           excess to the Partnership). Payments
                                           or distributions to the Eligible
                                           Partner upon the Eligible Partner
                                           filing original Income Tax returns
                                           for a fiscal year shall be payable
                                           in each case no more than five days
                                           prior to the applicable date on
                                           which the Income Tax payment is due
                                           in connection with such return
                                           filing, and shall be no greater than
                                           the applicable tax payment to be
                                           paid by such Eligible Partner to the
                                           applicable Governmental Authority.

                                  (8)      In the event that the aggregate
                                           amount of payments in connection
                                           with the Partnership Tax Amount
                                           actually distributed in respect of
                                           any fiscal year exceeds the amounts
                                           determined as indicated in paragraph
                                           (4) above for such fiscal year, the
                                           Eligible Partner shall promptly
                                           repay any such excess to the
                                           Partnership (and no further payments
                                           in connection with the Partnership
                                           Tax Amount shall be paid until the
                                           Eligible Partner has repaid any such
                                           excess to the Partnership).

                                  (9)      For all periods from and after the
                                           inception of the Partnership, the
                                           amount of the aggregate
                                           distributions in connection with the
                                           Partnership Tax Amount made with
                                           respect to the direct or indirect
                                           partnership interests held by an
                                           Eligible Partner for each fiscal
                                           year shall be appropriately adjusted
                                           in the current fiscal year or in
                                           future fiscal years, regardless of
                                           whether such Eligible Partner has
                                           held, or now or in the future holds a
                                           direct or indirect partnership
                                           interest in the Partnership by making
                                           additional mandatory distributions
                                           for the benefit of such Eligible
                                           Partner in the case of tax increases
                                           or in the case of tax decreases by
                                           the Eligible Partner paying any tax
                                           decrease to the Partnership) to
                                           reflect any adjustments in Income Tax
                                           as a result of adjustments made for
                                           any reason to items of income, gain,
                                           loss, deduction or credit of the
                                           Partnership, or adjustments made in
                                           the Eligible Partner's allocable
                                           shares of such items (regardless of
                                           whether occurring as a result of the
                                           Partnership's filing of an amended
                                           return or as a       result of an
                                           examination or audit by a
                                           Governmental Authority).

                          (B) In the event that, for any reason, all or any portion of the Partnership Tax Amount cannot be distributed to an Eligible Partner, such deficiency in payments in connection with the Partnership Tax Amount shall be distributed as soon thereafter as Net Operating Cash Flow is available.

                          (C) In the event that an Entity taxable as a corporation shall become an Eligible Partner or a Flow-Through Owner, the amount and timing of the distributions under this
                                  Section 5.2(a)(i) with respect to such
                                  Eligible Partner or Flow-Through Owner shall be appropriately adjusted to reflect its status as a corporation subject to income tax.

                          (D) In the event that a self-employment tax or similar tax is imposed on an Eligible Partner or any of its Flow-Through Owner(s) based in whole or in part on such Eligible Partner's allocable share of Partnership net income, such tax constitutes an Income Tax and the tax rate applicable to such self-employment or similar tax (taking into account the deductibility, if any, of such self-employment or similar tax) shall be added to, and treated as such constituent part of, the Income Tax rate (and, if applicable, the alternative minimum tax rate) of the applicable taxing jurisdiction.

                          (E) The intent of this Section 5.2(a)(i) is that each Eligible Partner shall receive such distributions as necessary to fully reimburse such Eligible Partner or its Flow- Through Owner(s) for all Income Taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, incurred as a result of such Eligible Partner or its Flow-Through Owner(s) being required to report, and pay Income Tax with respect to, his, her or its allocable share of the items of income, gain, loss, deduction and credit of the

                                  Partnership, regardless of whether such
                                  Income Taxes result from paying estimated
                                  Income Taxes, or from paying Income Taxes as a result of filing income tax returns or other reports or amending such returns or reports, or whether such Income Taxes are incurred pursuant to examinations or audits of such returns or reports by any tax authority. The provisions of this Section 5.2(a)(i) shall be interpreted consistent with the foregoing stated intent. "Flow-Through Owner" means the direct or indirect owner of an interest in an Eligible Partner that is taxable on such Partner's share of the various items of taxable income or loss or alternative minimum taxable income or loss of the Partnership by reason of owning a direct or indirect interest in the Partnership through one or more S corporations or Entities taxed as partnerships for federal income purposes.

                 (ii) Next, unless limited by the terms of any outstanding financing arrangements set forth in any agreement or agreements to which the Partnership is a party, Net Operating Cash Flow shall be distributed among the Preferred Limited Partners until each has received a distribution with respect to Preferred Returns equal to the excess, if any, of (i) the aggregate amount of Net Income allocated to such Preferred Limited Partner under Section A.4.1(a)(i) of the Appendix from the inception of the Partnership, over (ii) the sum of all prior distributions of Preferred Returns to such Preferred Limited Partner pursuant to this
                          Section 5.2(a) and Section 6.2(c)(ii)(A) (such excess, the "Undistributed Preferred Return of the Partner"). All cash distributions pursuant to this
                          Section 5.2(a)(ii) shall be distributed among the Preferred Limited Partners based on the proportion that the Undistributed Preferred Return due each Preferred Limited Partner bears to the aggregate Undistributed Preferred Return due all Preferred Limited Partners; provided, however, that, in determining such proportions, there shall be excluded from the Undistributed Preferred Return due each Preferred Limited Partner and from the Undistributed Preferred Return due all Preferred Limited Partners all Undistributed Preferred Return due on all series of Preferred Limited Partner Interests on which cash distributions are not then allowed pursuant to either
                          (i) the terms and conditions applicable to such series of Preferred Limited Partner Interest or (ii) the terms of any outstanding financing arrangements set forth in any agreement or agreements to which the Partnership is a party.

                 (iii) In the sole discretion of the General Partner, the balance, if any, of Net Operating Cash Flow may be distributed to (A) the Common Partners in proportion to their respective Common Partner Interests as shown on Exhibit 1 or (B) the Preferred Limited Partners to reduce the Unreturned Preferred Limited Partner Balances of holders of Preferred Limited Partner Interests, provided that no such distributions shall be permitted if distributions are not allowed pursuant to the terms of any outstanding financing arrangements set forth in any agreement or agreements to which the Partnership is a party. Any distribution made pursuant to this Section 5.2(a)(iii) to Preferred Limited Partners shall be distributed to the Preferred Limited Partners in proportion to their respective Unreturned Preferred Limited Partner Balances for all series of outstanding Preferred Limited Partner Interests with respect to which distributions under this Section 5.2(a)(iii) are permitted at the time of such distribution.

         Provided, however, except in the case of distributions under Section 5.2(a)(i), no distribution of Net Operating Cash Flow shall be made if such distribution would reduce a Partner's Capital Account below zero.

         (b) The Partnership shall make the distributions described in Sections 5.6 and 5.7 under the circumstances described therein.

         Section 5.3 Definition of "Net Operating Cash Flow". "Net Operating Cash Flow" shall be determined in the discretion of the General Partner, but generally shall mean the gross cash proceeds from Partnership operations less the portion thereof required to pay Partnership expenses less any reserves established by the General Partner for direct operating expenses, taxes, maintenance, insurance, capital expenditures, repairs and other items deemed reasonable and necessary for the Partnership's business operations. In addition, Net Operating Cash Flow shall include any net cash proceeds received from the sale, financing or refinancing of Partnership assets, other than a Terminating Capital Transaction.

         Section 5.4      Distributions of Proceeds of Terminating Capital
Transaction.    Subject to Section 6.2, the proceeds of any Terminating Capital
Transaction shall be distributed in the following order of priority:

         (a) To the payment of the expenses of the Terminating Capital Transaction including, without limitation, brokerage commissions, legal fees, accounting fees and closing costs.

         (b) To the payment of debts, return of Capital Accounts and distribution to Partners according to the priorities defined by Article VI hereof.

         Section 5.5 Tax Withholdings. To the extent the Partnership is required by federal, state or local law or any tax treaty to withhold or to make tax payments on behalf of or with respect to any Partner, the General Partner shall withhold such amounts and make such tax payments as so required. The amount of such payments shall constitute an advance by the Partnership to such Partner and shall be repaid to the Partnership by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner or, if such proceeds are insufficient, such Partner shall pay to the Partnership the amount of such insufficiency.

         Section 5.6 Special Distributions. In accordance with the timing specified in Section 12.12, the Common Partners shall receive the following special distributions (the "Special Distributions"). Meyer and Schenkel shall receive special cash distributions with respect to their respective Common Partner Interests as follows: Meyer in the amount of One Million One Hundred Thousand Dollars ($1,100,000) and Schenkel in the amount of Seven Hundred Thousand Dollars ($700,000). In addition, subject to the provisions of Section 2.2(e), Schenkel shall receive Four Hundred Thousand Dollars ($400,000) in stated amount of Series E Preferred Interests and Mid-Am shall receive a distribution of Two Million Two Hundred Thousand Dollars ($2,200,000) in stated amount of Series E Preferred Interests.

         Section 5.7 Additional Distributions. In the case of cash distributions made pursuant to Section 5.2(a)(i) hereof for Required Distribution Amounts, in the event that any Common Partner does not receive a cash distribution that would be proportionate to such distribution, in accordance with the relative Common Partner Interests held by all Common Partners, such Common Partner shall nevertheless be deemed, at the time of such distribution under Section 5.2(a)(i), to have received its proportionate distribution in cash in accordance with the proportion that such Common Partner's Common Partner Interest bears to all Common Partner Interests and to have immediately contributed such deemed cash distribution to the Partnership as a Series E Preferred Limited Partner Contribution to acquire an equal stated amount of Series E Preferred Interests. Further, pursuant to Section 5.2(a)(i), the Partnership shall make Required Distributions to Meyer and Schenkel in mid-September 1997, of approximately Two Million Dollars ($2,000,000) each in cash in respect of certain tax liabilities, and to Mid-Am, pursuant to this Section 5.7, a corresponding distribution in kind of approximately Four Million Dollars ($4,000,000) in stated amount of Series E Preferred Interests; provided, however, that payment of such amounts shall not preclude any Common Limited Partner (including Meyer) from receiving any other amount which may be due to them with respect to such tax liabilities under
Section 5.2(a)(i) or this Section 5.7.

         Section 5.8 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the DRULPA or other applicable law.

                                   ARTICLE VI

                 DISSOLUTION AND WINDING-UP OF THE PARTNERSHIP;
                            DISTRIBUTION OF PROCEEDS

         Section 6.1      Dissolution.

         (a) The Partnership shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

                 (i)      December 31, 2050;

                 (ii) The sale of all or substantially all of the assets of the Partnership;

                 (iii)    The written consent of all Partners;

                 (iv) The withdrawal or bankruptcy of the General Partner or assignment by the General Partner of its entire interest in the Partnership or the occurrence of any other event that results in the General Partner ceasing to be a general partner of the Partnership under the DRULPA, provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the events specified in this clause (iv) if (A) at the time of the occurrence of such event there is a least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership, or (B) within ninety (90) days after the occurrence of such event, all remaining Common Partners agree in writing to continue the business of the Partnership and to the appointment effective as of the date of such event, if required, of one or more additional general partners of the Partnership; or

                 (v)      The entry of a decree of judicial dissolution under
                          Section 17-802 of the DRULPA.

         (b) The Mid-Am Parties will not seek the dissolution, winding up or liquidation of the Partnership (including by removal of the General Partner) except where the General Partner has been:

                 (i) declared bankrupt, insolvent, or placed in receivership;

                 (ii)     indicted for or convicted of a felony; or

                 (iii) held by a court or arbitrator to have committed fraud against the Mid-Am Parties or the Partnership;

         provided, however, the Mid-Am Parties may seek the dissolution, winding up or liquidation of the Partnership pursuant to Section 6.1(a)(v) or the removal of the General Partner where they have persuaded an Independent Decisionmaker, acting independently and using his or her own business judgment, that such dissolution, winding up or liquidation of the Partnership or the removal of the General Partner is necessary to minimize the long- term financial losses to the Partnership. Except as set forth in the preceding sentence, the Mid-Am Parties hereby expressly waive to the fullest extent permitted by the DRULPA any right which they may otherwise have to obtain the entry of a decree of judicial dissolution under Section 17-802 of the DRULPA with respect to the Partnership.

         Section 6.2      Winding Up and Liquidation.   Upon dissolution of the
Partnership, it shall be wound up and liquidated as quickly as circumstances will allow. The assets of the Partnership shall be applied in the following order and priority:

         (a) To pay or provide for all amounts owing by the Partnership to creditors other than Partners in the order of priority as provided by law, and for expenses of winding up.

         (b) To pay or provide for all amounts owing by the Partnership to Partners other than for capital and profits.

         (c) To make distributions to the Partners in respect of capital and for profits, as follows:

                 (i) The Partners' Capital Accounts shall be adjusted as if the assets of the Partnership were sold for fair market value and the gain or loss therefrom allocated to the Partners according to the Appendix. Fair market value shall be determined by unanimous agreement among the Partners, or failing unanimous agreement, determined as follows: the General Partner and the Common Limited Partners (acting as one Common Limited Partner) shall each name an appraiser of independent standing. The two appraisers shall establish the fair market value of the assets by mutual agreement but, if they do not reach such agreement within 30 days after the appointment of the later of them, they shall name a third appraiser and, in such event, the average of the two closest appraisals shall be the final determination of the fair market value of the assets.

                 (ii) Thereafter distributions shall be made to the Partners in respect of capital and for profits in the following order and priority:

                          (A) Distributions shall be made to the Preferred Limited Partners in an amount equal to the aggregate Undistributed Preferred Returns of all Preferred Limited Partners; provided, however, that no distribution shall be made pursuant to this Section 6.2 that creates or increases a Capital Account deficit for any Partner who is not a General Partner which exceeds such Partner's obligation, deemed or actual, to restore such deficit, determined as follows: Distributions shall first be determined tentatively pursuant to this Section 6.2 without regard to the Partners' Capital Accounts, and then the allocation provisions of the Appendix shall be applied tentatively as if such tentative distributions had been made. If any Partner who is not a General Partner shall thereby have a deficit Capital Account which exceeds his deemed or actual obligation to restore such deficit, the actual distribution to such Partner pursuant to this Section 6.2 shall be equal to the tentative distribution to such Partner less the amount of the excess to such Partner. Each distribution made pursuant to this Section 6.2(c)(ii)(A) shall be distributed to the Preferred Limited Partners in proportion to their respective Undistributed Preferred Returns at the time of such distribution. Solely for purposes of this Section 6.2(c)(ii), Undistributed Preferred Returns shall be determined by excluding from the calculation of distributions of Preferred Returns made pursuant to Section 5.2(a) and this Section 6.2(c)(ii)(A) the stated amounts of Preferred Limited Partner Interests issued in payment of Preferred Returns.

                          (B) Distributions shall be made to the Preferred Limited Partners in an amount equal to the aggregate Unreturned Preferred Limited Partner Balances of all Preferred Limited Partners. Each distribution made pursuant to this Section 6.2(c)(ii)(B) shall be distributed to the Preferred Limited Partners in proportion to their respective Unreturned Preferred Limited Partner Balances.

                          (C) Each Partner shall be paid an amount equal to the amount of each Partner's Capital Account. Distributions may be made in cash or in kind.

                          (D) Any remaining assets shall be distributed to the Common Partners in cash or in kind pro rata according to their respective Common Partner Interests.

         Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the General Partner or whoever is instead appointed by the Common Limited Partners shall be authorized to execute and record all documents required to effectuate the dissolution and termination of the Partnership.

                                  ARTICLE VII

                     LIMITATIONS ON TRANSFERS OF INTERESTS

         Section 7.1 Limitations on Transfers of Interests. While this Agreement is in force, no Partner may directly or indirectly transfer all or any part of such Partner's interest in the Partnership, whether now owned or hereafter acquired, without first complying with the terms and conditions of this Agreement. Any attempted transfer in contravention of this Agreement shall be null and void.

         Section 7.2 Transfers. For purposes of this Agreement, a transfer shall mean any direct or indirect act, whether voluntary, involuntary, or by operation of law, which causes a disposition or encumbrance of all or any part of a Partner's interest, including, but not limited to, a sale, foreclosure, assignment, gift, exchange, pledge, hypothecation, bequest or attachment.

         Section 7.3 Exceptions. Notwithstanding the foregoing restrictions on transfers of interests, a Partner may at any time transfer all or part of such Partner's interest in the Partnership (referred to as "Permitted Transfers") to a third party provided that the provisions of Article VIII have been complied with. In addition:

         (a) Schenkel shall have the right to transfer his Common Partner Interest, without complying with Sections 8.1 through 8.7 hereof, into an Entity in which Schenkel and the members of his family, consisting of the persons described in Section 318(a)(1) of the Code, own more than a fifty percent (50%) interest ("Family Controlled Entity"). Upon the transfer by Schenkel of such Partner's Common Partner Interest to a Family Controlled Entity, such Family Controlled Entity shall become a Substituted Partner pursuant to the terms and conditions of
                 Section 8.8 hereto without requiring the unanimous written consent of the Common Partners so long as the other conditions to becoming a Substituted Partner contained in Section 8.8(b) have been satisfied by such Family Controlled Entity.

         (b) Mid-Am shall have the right to transfer its Common Partner Interest and Preferred Limited Partner Interests to any successor of Mid-Am by merger or consolidation without the necessity of complying with Sections 8.1 through 8.7 hereof. Upon the transfer by Mid-Am of such Partner's Common Partner Interest and/or Preferred Limited Partner Interests to a successor, such successor shall become a Substituted Partner pursuant to the terms and conditions of Section 8.8 hereof without requiring the unanimous written consent of the Common Partners so long as the other conditions to becoming a Substituted Partner contained in Section 8.8(b) have been satisfied by such successor.

         (c) Mid-Am Capital shall have the right to transfer its Preferred Limited Partner Interests to any successor of Mid-Am Capital by merger or consolidation without the necessity of complying with Sections 8.1 through 8.7 hereof. Upon the transfer by Mid-Am

                 Capital of such partner's Preferred Limited Partner Interests to a successor, such successor shall become a Substituted Partner pursuant to the terms and conditions of Section 8.8 hereof without requiring the unanimous written consent of the Common Partners so long as the other conditions to becoming a Substituted Partner contained in Section 8.8(b) have been satisfied by such successor.

         (d) The General Partner and Schenkel may pledge and hypothecate such Partners' interest in the Partnership pursuant to the terms of that certain Credit Agreement dated as of September 4, 1997, among the Partnership, Mid-Am, the lenders that are parties thereto (the "Lenders") and The Chase Manhattan Bank, as administrative agent (as amended from time to time, the "Credit Agreement") and related Loan Documents (as defined in the Credit Agreement). In addition, in the event the Lenders under the Credit Agreement shall foreclose upon or sell such Partners' interests in the Partnership, the Partners, by execution of this Agreement, hereby waive the restrictions on transfer contained in this Article VII and agree that any such subsequent holder of the interests of the Partners shall become a Substituted Partner, pursuant to the terms and conditions of Section 8.8 hereof without requiring the unanimous written consent of the Common Partners so long as the other conditions to becoming a Substituted Partner contained in Section 8.8(b) have been satisfied by such holder. In the event such Lenders shall foreclose upon or sell the General Partner's interest in the Partnership, and the subsequent holder of such interest becomes a Substituted Partner, the admission of such Person shall be deemed to occur immediately prior to the transfer and such Person shall continue the business of the Partnership without dissolution.

         Section 7.4      Prohibited Transfers.

         (a) Notwithstanding anything to the contrary contained in this Agreement, unless all of the Common Partners shall consent, no Partner shall sell, pledge, transfer or assign any portion of its interest in the Partnership if such sale, pledge, transfer or assignment:

                 (i) When added to the total of all other sales, transfers or assignments of interests in the Partnership within the preceding twelve (12) months, would result in the Partnership being considered to have terminated within the meaning of Code Section 708; or

                 (ii) Would otherwise cause the Partnership to lose its status as a partnership for federal income tax purposes.

         (b) Notwithstanding anything to the contrary contained in this Agreement, neither the Mid-Am Parties shall purchase or accept a transfer of, nor shall the Partnership repurchase or redeem, all or any part of the Common Partner Interests, if such purchase, transfer, repurchase or redemption would cause the Mid-Am Parties to own a percentage of voting Common Partner Interests that is more than 50% of the total Common Partner Interests in existence at the time of proposed transfer or purchase.


                                  ARTICLE VIII

                       VOLUNTARY OR INVOLUNTARY TRANSFER

         Section 8.1 Third Party Offers. In the event a Partner receives a bona fide offer from a third party to purchase such Partner's interest in the Partnership (a "Third Party Offer"), such Partner (the "Selling Partner") shall give written notice (the "Third Party Offer Notice") to the Common Partners identifying the third party and the purchase price, terms and conditions of the Third Party Offer. For purposes of this Agreement the term "bona fide offer" shall mean a legally enforceable offer from a Person financially capable of carrying out its terms, accompanied by a certified or cashier's check for at least ten percent (10%) of the purchase price.

         Section 8.2 Option to Purchase. For ninety (90) days after the receipt of the Third Party Offer Notice, the Common Partners shall determine whether or not they desire to purchase the interest which is the subject of the Third Party Offer (the "Offered Interest"), for the purchase price, and on the same terms and conditions provided for in the Third Party Offer Notice. If some or all of the Common Partners elect to purchase the Offered Interest, the purchasing Common Partners may divide the Offered Interest in any manner upon which they all agree. In the absence of unanimous agreement, the Offered Interest shall be divided among the purchasing Common Partners in proportion to their percentage Common Partner Interests.

         Section 8.3 Purchase Price. The purchase of the Offered Interest shall be on the same terms and conditions set forth in the Third Party Offer Notice.

         Section 8.4 Release from Restriction. If a Partner offers to sell its interest in the Partnership in connection with a Third Party Offer and the Common Partners do not elect to purchase such interest, then the Partner may sell its interest to the bona fide third party who made the Third Party Offer at a price equal to or greater than the price originally offered to the Common Partners, provided it is upon the exact terms and conditions originally contained in the Third Party Offer Notice (except for increases in payments required to accommodate a greater price), and provided further that such sale is completed within sixty (60) days after the offer to the Common Partners has been rejected by all of the Common Partners or expires, whichever first occurs.

         Section 8.5 Changed Offer. If a Partner thereafter desires to sell its interest in the Partnership at a price which is less than the price originally offered to the Common Partners, or upon different terms or conditions than those which were contained in the original Third Party Offer Notice, or at a time which is more than sixty (60) days after the rejection or expiration of the offer to the Common Partners, such Partner must first reoffer its interest which is the subject of the Third

Party Offer to the Common Partners at the price and upon the terms and conditions which such Partner was willing to accept from the bona fide third party. The new offer shall be made to the Common Partners in the same manner and in accordance with the same procedures as provided for in this Article VIII.

         Section 8.6 Form of Offer. Notices of offers and acceptances shall be made pursuant to the terms and conditions of Section 12.7.

         Section 8.7 Option on the Part of Partnership. Upon the unanimous vote of the Common Partners, other than the Selling Partner, the Partnership itself may elect to acquire the interest of a Selling Partner pursuant to the provisions of Sections 8.2 and 8.3, and in such event the Partnership and not the Common Partners shall acquire the interest of the Selling Partner.

         Section 8.8 Substituted Partner. Any assignee or transferee who is not now a Partner shall become a Partner only if (a) all of the Common Partners, other than the Selling Partner, unanimously consent in writing to the admission of the assignee or transferee as a Partner, (b) such assignee or transferee agrees: (1) to become a Partner, (2) to execute and acknowledge such documents and instruments of conveyance in form and substance as may be necessary in the opinion of counsel to the Partnership to effect such transfer and to confirm the agreement of the transferee, (3) to be bound by all of the terms and conditions of this Agreement, as it may be amended from time to time, and (4) to pay all reasonable expenses connected with such assignee's or transferee's admission, including reasonable attorneys' fees required for the preparation of such instruments to effect such admission to the Partnership, and (c) the provisions of the preceding sections of this Article have been satisfied. Any transfer or purported transfer of any Partner's Interest shall be null and void unless made strictly in compliance with the provisions of this Article. In the event the General Partner transfers its entire interest in the Partnership and the transferee becomes a Substituted Partner, the admission of such Person shall be deemed to occur immediately prior to the transfer and such Person shall continue the business of the Partnership without dissolution. The transferee of any Partner interest shall be subject to all terms, conditions, restrictions and obligations of this Agreement. Notwithstanding anything contained herein to the contrary, any Person who receives a Partner Interest in a transfer permitted by Section 7.3 shall become a Substituted Partner without the necessity of satisfying the conditions contained in Section 8.8(a) and (c).

         Section 8.9 Rights of Unadmitted Transferees. If the assignee or transferee of an interest in the Partnership does not become a Substituted Partner, such assignee or transferee shall only be entitled to the share of profits, Preferred Return or other compensation by way of income or return of contributions to which the Partner whose interest is being transferred would have been entitled to pursuant to this Agreement. The unadmitted Partner shall have no right to participate in the business or management of the Partnership, shall have no right to become a Partner, shall, to the extent permitted by applicable law, have no right to any information or accounting as to the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership and shall not have any of the rights of a Partner under the DRULPA or this Agreement.

         Section 8.10     Closing.

         (a) Time and Place of Closing. The closing of any purchase and sale of an interest to be sold pursuant to the provisions of this Article VIII shall be held at the time and place and in such manner mutually agreeable to the parties to the purchase. In the absence of agreement, the closing shall be held at the principal office of the Partnership sixty (60) days after the expiration of the last option to purchase under the provisions of this Article VIII.

         (b) Conditions to Closing. The closing of any purchase and sale of a Partner's interest hereunder is expressly conditioned upon compliance with all applicable terms and provisions of this Agreement, including without limitation those specified in Sections 7.1 and 8.8.

         Section 8.11     Put Right.

         (a) Put Option. At any time on or after January 1, 2003, Schenkel or a Family Controlled Entity may elect to dispose of all of his or its Common Partner Interest (the "Put Interest") at the Put Price (as defined in subparagraph (c) below) by providing written notice ( a "Put Notice") to the Partnership and Mid-Am of such election (the "Put Option"). The Partnership shall have until the 30th day following the date the Put Notice is deemed to be delivered within which to notify Schenkel or a Family Controlled Entity of the election of the Partnership to purchase the Put Interest at the Put Price. In the event that the Partnership does not elect to purchase the Put Interest, then Mid-Am must purchase the Put Interest at the Put Price. Notwithstanding anything in this Section 8.11(a) to the contrary, if at any time after the date hereof, Schenkel should die or become Disabled, Schenkel or the personal representative of the estate of Schenkel, or if no personal representative is appointed or no administration is necessary, then the heirs at law of Schenkel (the "Successor in Interest") or the Family Controlled Entity that owns the Common Partner Interest of Schenkel shall provide a Put Notice to the Partnership and Mid-Am within sixty (60) days of Schenkel's death or Disability. The Partnership shall have until the 30th day following the date such Put Notice is deemed to be delivered within which to notify the Successor in Interest or the Family Controlled Entity, as applicable, of the election of the Partnership to purchase the Put Interest of Schenkel at the Put Price. In the event that the Partnership does not elect to purchase the Put Interest, then, subject to the limitations contained in Section 7.4(b), Mid-Am must purchase the Put Interest at the Put Price. The provisions of the three immediately-preceding sentences of this Section 8.11(a) shall apply only in the event of the death or Disability of Schenkel.

         (b) Put Closing. The closing of the purchase of the Put Interest (the "Put Closing") shall take place at the offices of the Partnership on a date not more than sixty (60) days after the date on which the Put Notice is deemed to have been received by the Partnership and Mid-Am, or at such other time and place as Schenkel, the Successor in Interest, the Family Controlled Entity, the Partnership or Mid-Am, as applicable, may agree upon (the "Put Closing Date").

         (c) Put Price. The price (the "Put Price") that Schenkel, the Successor in Interest or the Family Controlled Entity shall receive upon exercise of the Put Option provided for in
                 Section 8.11(a) shall be calculated as of the date on which the Put Notice is given (the "Calculation Date") and shall be the greater of (i) the sum of Six Million Eight Hundred Thousand Dollars ($6,800,000) if the Put Notice date is on or before September 4, 2002, and the sum of Ten Million Dollars ($10,000,000) thereafter or (ii) the Formula Put Price, as hereinafter defined. For purposes of this Agreement, "Formula Put Price" shall mean a sum equal to the amount obtained by
                 (A) multiplying six (6) times the average of the Partnership's EBITDA for the three (3) most recently completed fiscal years of the Partnership preceding the Calculation Date; (B) subtracting from the result obtained after completing the calculation provided for in subparagraph (A) the aggregate on the Calculation Date of all of the Partnership's interest bearing debt, all Unreturned Preferred Limited Partner Balances and all Undistributed Preferred Returns; and (C) multiplying the result obtained after completing the calculation provided for in subparagraph (B) by a percentage determined by dividing the amount of Common Partner Interests held by Schenkel, the Successor in Interest or the Family Controlled Entity on the Calculation Date by the total of all outstanding Common Partner Interests on the Calculation Date. For purposes of this Agreement, "EBITDA" means for each fiscal year of the Partnership the sum of the following (all determined from the audited financial statements of the Partnership and in accordance with generally accepted accounting principles consistently applied): (I) the consolidated net income of the Partnership and its direct subsidiaries, plus (II) all interest expense of the Partnership and such subsidiaries, plus (III) all United States Federal, state, local and foreign income taxes of the Partnership and such subsidiaries, plus (IV) all depreciation and amortization of assets (including goodwill and other intangible assets of the Partnership and such subsidiaries), in each case of items (II), (III) and (IV) above, to the extent deducted in determining the consolidated net income of the Partnership and such subsidiaries for the fiscal year in question. In other words, the Formula Put Price shall be determined in accordance with the following formula:

                 Formula Put Price = [(6 x EBITDA Amount) - D] x PI where

                                  D  =     Aggregate amount on the Calculation
                                           Date of all of the Partnership's
                                           interest bearing debt, Unreturned
                                           Preferred

                                        Limited Partner Balances, and
                                        Undistributed Preferred Returns

                                  EBITDA Amount   =         Average EBITDA of
                                                  the Partnership for the three
                                                  (3) most recently completed
                                                  fiscal years of the
                                                  Partnership

                                  PI =     The percentage determined by
                                           dividing the amount of Common
                                           Partner Interests held by Schenkel,
                                           the Successor in Interest or the
                                           Family Controlled Entity on the
                                           Calculation Date by the total of all
                                           outstanding Common Partner Interests
                                           on the Calculation Date

         (d) Method of Payment. The Put Price shall be payable in cash unless the parties, with the requisite consent of any secured lenders of the Partnership, agree otherwise.

         (e) Deemed Put Right Exercise for Interest in SFG LLC. Any exercise of the Put Option contained in this Section 8.11 by Schenkel, the Successor in Interest or the Family Controlled Entity shall also be deemed to be an exercise of any Put Option of such person or entity for his or its ownership interest in SFG LLC pursuant to the Limited Liability Company Agreement.

         Section 8.12     Call Right.

         (a) Call Option. At any time on or after January 1, 2003, the Partnership and Mid-Am shall each have the right, subject to the limitations contained in Section 7.4(b), in accordance with the terms hereof, by notice (the "Call Notice") to Schenkel or, if applicable, to the Family Controlled Entity that own Schenkel's Common Partner Interest, to elect to purchase an amount of Common Partner Interest that is equal to or less than twenty percent (20%) of the total Common Partner Interest owned in the aggregate by Schenkel and any Family Controlled Entity that own Schenkel's Common Partner Interest (the "Call Option"). If Schenkel's or a Family Controlled Entity's Common Partner Interest in the Partnership has been transferred to a third party pursuant to this Article VIII, the Partnership or Mid-Am shall not have the right, pursuant to this Section 8.12, to acquire the third party's Common Partner Interest, even if that third party is a substituted Common Limited Partner pursuant to Section 8.8.

         (b) Call Option in Event of Death or Disability of Schenkel. In the event of the death or Disability of Schenkel and should Schenkel, the Successor in Interest or the Family Controlled Entity fail to provide the Put Notice to the Partnership and Mid-Am as described in Section 8.11(a), then the Partnership or Mid-Am shall have the right to call the Put Interest by notice (the "Call Notice Upon Death or Disability") to

                 Schenkel, the Successor in Interest or the Family Controlled Entity within ninety (90) days of Schenkel's death or Disability (the "Call Option Upon Death or Disability").

         (c) Call Closing. The closing pursuant to this Section 8.12, whether pursuant to a Call Notice or a Call Notice Upon Death or Disability, shall take place (i) at the offices of the Partnership on a date (the "Call Closing Date") not more than sixty (60) days after the date on which Schenkel or the Family Controlled Entity received the Call Notice or not more than thirty (30) days after the date on which Schenkel, the Successor in Interest or the Family Controlled Entity received the Call Notice Upon Death or Disability, or (ii) at such other time and place as Schenkel, the Successor in Interest, the Family Controlled Entity, the Partnership, or Mid-Am, as applicable, may agree upon.

         (d) Call Price. The price (the "Call Price") that Schenkel, the Successor in Interest or the Family Controlled Entity shall receive upon exercise of the Call Option or the Call Option Upon Death or Disability set forth herein shall be determined in the same manner for determining the Put Price as provided for in Section 8.11(c); provided, however, that the Call Price
                 (i) to be paid upon the exercise of the Call Option shall be determined by multiplying the Call Price as determined pursuant to Section 8.11(c) by the percentage interest which the Partnership or Mid-Am has elected to purchase (up to 20%) of the Common Partner Interest owned in the aggregate by Schenkel and any Family Controlled Entity that own Schenkel's Common Partner Interest and (ii) to be paid upon the exercise of the Call Option Upon Death shall be equal to the Put Price.

         (e)     Method of Payment.  The Call Price payable pursuant to this
                 Section 8.12 shall be payable in cash on the Call Closing Date unless the parties, with the requisite consent of any secured lenders of the Partnership, agree otherwise.

         (f) Deemed Call Option Exercise for Interest in SFG LLC. Any exercise of the Call Option contained in this Section 8.12 by the Partnership or Mid-Am shall also be deemed to be an exercise of any Call Option granted to the Partnership or Mid-Am pursuant to the Limited Liability Company Agreement for the same person's or entity's interest in SFG LLC.

         Section 8.13 Limitations on Transfers of Interest Having Adverse Legal Effects. Notwithstanding any other provision of this Article VIII, the Partners may not make any type of transfer of any part or all of their interest in the Partnership if, in the opinion of counsel for the Partnership, such transfer would result in a violation of applicable law, or would jeopardize the status of the Partnership as a partnership for federal income tax purposes.

                                   ARTICLE IX

                      VOTING RIGHTS OF CLASSES OF PARTNERS

         Section 9.1 Voting Rights for Common Partner Interests. A Common Partner Interest, as defined pursuant to Section 2.1 hereto, held by the General Partner entitles the holder of such interest to vote as a General Partner on all matters specifically allowed to be voted on by the General Partner pursuant to the terms of this Agreement and/or the DRULPA. A Common Partner Interest held by a Common Limited Partner entitles the holder of such interest to vote as a Limited Partner on all matters specifically required to be voted on by Limited Partners pursuant to the terms of this Agreement and/or the DRULPA.

         Section 9.2 Voting Rights for Preferred Limited Partner Interests. A Preferred Limited Partner Interest, as defined pursuant to
Section 2.4 hereto, does not entitle the holder of such interest to vote as a Partner on any Partnership matter unless specifically authorized by this Agreement or as required by the DRULPA.

                                   ARTICLE X

                         FISCAL YEAR; RECORDS; REPORTS

         Section 10.1 Fiscal Year. "Fiscal Year", as used in this Agreement, means the fiscal year of the Partnership, which shall be the period ending on December 31 of each year.

         Section 10.2 Records. The General Partner shall maintain on behalf of the Partnership all of the following items at the Partnership's principal office:

         (a) A current list of the full name and last known business or residence address of each Partner together with records regarding the Capital Contribution or Contributions and the share in profits and losses of each Partner;

         (b) A copy of the certificate of limited partnership of the Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

         (c) Copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

         (d) Copies of the original Agreement of Limited Partnership, the Amended and Restated Agreement, this Agreement and all amendments hereafter;

         (e) Financial statements of the Partnership for the six most recent Fiscal Years; and

         (f) The Partnership's books and records for at least the current and past three Fiscal Years.

         Subject to Section 10.8, the Limited Partners shall have the right to inspect and examine the Partnership's books and records at reasonable times for any purpose reasonably related to such Limited Partner's interest in the Partnership. The books of the Partnership shall be closed and balanced at the end of each Fiscal Year.

         Section 10.3 Annual Statements and Partnership Returns. The General Partner shall cause to be prepared annual financial statements of the Partnership's activities including at least an income statement and balance sheet. Such annual statements shall be transmitted to the Limited Partners within sixty (60) days of the close of the Fiscal Year of the Partnership. The General Partner shall cause to be prepared and file all relevant federal, state and local income tax returns and information statements. The General Partner shall furnish to each Partner the Partner's Schedule K-1 within sixty (60) days after the end of each Fiscal Year.

         Section 10.4 Adjustment to Basis. In the event of a transfer of all or part of a Partner's interest in the Partnership by sale or exchange, or upon the death or dissolution of a Partner, or upon distribution by the Partnership to a Partner of property of the Partnership, the General Partner, at the request of any remaining Common Partner, shall cause the Partnership to elect, pursuant to the provisions of Section 754 of the Code, to adjust the basis of the property of the Partnership according to Sections 734 or 743 of the Code. All other elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will be most advantageous to the Partners. Each of the Partners will, upon request, supply the information necessary to properly give effect to such elections.

         Section 10.5 Tax Audits. The General Partner will be treated as the tax matters partner of the Partnership pursuant to Section 6231(a)(7) of the Code. Subject to Treasury Regulations adopted under the Code, the General Partner shall, without the necessity of consent of the Limited Partners, have discretion in its capacity as tax matters partner to make such decisions and take such actions, including the institution of legal proceedings and the determination of the legal forum, as it deems appropriate in such capacity.

         Section 10.6 Tax Classification. The Partners hereby intend that the Partnership be taxed and classified as a partnership for federal and state income tax purposes. The Partners shall take all steps, and do all acts and things, including the filing of elections or tax returns with a federal, local, municipal, state or other governmental body as are or may be reasonably necessary or appropriate to ensure the Partnership is taxed and classified as a partnership for federal and state income tax purposes. Unless otherwise provided in this Agreement, no Partner shall take any action to change the classification of the Partnership as a partnership for federal and/or state income tax purposes without the unanimous written consent of all Partners.

         Section 10.7 Confidentiality. Notwithstanding any other provision of this Agreement, the General Partner may, to the maximum extent permitted by applicable law, keep confidential from the Limited Partners any information the disclosure of which the General Partner reasonably believes is not in the best interest of the Partnership or is adverse to the interest of the Partnership or which the Partnership or the General Partner is required by law or by an agreement with any Person to keep confidential.

         Section 10.8 Competitively Sensitive Information. The Partners acknowledge that the General Partner, the Partnership and its Partners will possess certain non-Public, Competitively Sensitive Information which the parties reasonably believe in good faith is not in the best interest of the Partnership and the Partners to disclose to or among Partners or could damage the Partnership, the Partners or their respective businesses if such information is not kept confidential. The Partners hereby agree to the following, which the Partners agree are (x) reasonable standards under the DRULPA for disclosure of non-Public, Competitively Sensitive Information and
(y) will materially benefit the Partnership and the Partners:

         (a) Non-Disclosure of Competitively Sensitive Information. The General Partner and the Mid-Am Parties shall not, directly or indirectly, discuss with or provide, disclose, or otherwise make available to each other any non-Public, Competitively Sensitive Information relating to Pasteurized Packaged Milk, and the Mid-Am Parties shall have no right to inspect or copy non-Public, Competitively Sensitive Information from the books, records, reports, and accounts of the General Partner or the Partnership relating to any of the foregoing.

         (b) The Mid-Am Parties Right to Information. Notwithstanding anything contained in Section 10.8(a) above, upon reasonable notice, the Mid-Am Parties shall be entitled to request, obtain, and retain copies of:

                 (i) on a quarterly basis, a true and full explanation from the General Partner regarding material changes to the general state of business and financial condition of the Partnership; so long as such explanation does not include non-Public, Competitively Sensitive Information related to Pasteurized Packaged Milk with respect to the Partnership;

                 (ii) promptly after they become available, copies of the Partnership's federal, state, and local income tax returns or information statements for each year;

                 (iii) a list showing the names, addresses, and percentage ownership interests of each owner of the Partnership;

                 (iv) monthly financial statements (prepared based on generally accepted accounting principles), including a balance sheet, a statement of profits and losses, a statement of cash flow and any other information regarding the general status or condition of the Mid-Am Parties' interests in the Partnership;

                 (v) financial statements and other information as required by the Mid-Am Parties' creditors (other than any entity affiliated through ownership with any Mid-Am Party) for the sole purpose of permitting such creditors to monitor the Mid-Am Parties' overall financial condition and/or to enforce any rights they may have with regards to their credit arrangements with the Mid-Am Parties; and

                 (vi) minutes of those portions of meetings of the Representative Committee of the General Partner at which the Mid-Am Parties were, or would be permitted to be, in attendance.

         (c) Audit Rights. Unless the Representative Committee of the General Partner shall determine to the contrary, an independent public accounting firm, which may be the accounting firm that prepares audited financial statements for a Partner, shall prepare audited financial statements for the Partnership. In the event the Representative Committee of the General Partner does not require audited financial statements for the Partnership, upon prior written notice to the General Partner, for so long as the Mid-Am Parties own an interest in the Partnership and in the Mid-Am Parties' sole discretion, the Mid- Am Parties may have conducted by an accounting firm acting on the Mid-Am Parties' behalf, at the Partnership's expense, one audit of the financial accounts and records of the Partnership per calendar year; provided, however, that the Mid-Am Parties may, for so long as the Mid-Am Parties own an interest in the Partnership and in the Mid-Am Parties' sole discretion, cause additional audits to be so conducted in any given calendar year at its own expense; and further provided, however, that any such accounting firm performing such audit shall not provide to the Mid-Am Parties, and the Mid-Am Parties shall not seek, any Competitively Sensitive Information with respect to the business and operations of the Partnership or the industry in which the Partnership operates that is discovered or otherwise derived in the course of conducting the audit of the financial accounts and records of the Partnership.

                                   ARTICLE XI

                                  ARBITRATION

         The Partners agree to submit all controversies, claims and matters of difference to arbitration in Dallas, Texas according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of one party if notice of the proceeding has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent and in the manner provided by the state rules of civil procedure. All awards may be filed with the clerk of one or more courts, state or federal, having jurisdiction over the party against whom such award is rendered or such party's property, as a basis of judgment and of the issuance of execution for its collection. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to such default.


                                  ARTICLE XII

                                 MISCELLANEOUS

         Section 12.1 Counterparts. This Agreement may be executed by the Partners in various counterparts, all of which shall constitute but one and the same agreement among the Partners, and shall be binding upon the respective Partners.

         Section 12.2 Further Assurances. The Partners will execute, acknowledge, and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         Section 12.3 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of intent of this Agreement or of any of its provisions.

         Section 12.4 Binding Effect. Except to the extent required under the DRULPA and except for fees, rights to reimbursement and indemnity, and other compensation, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor, as such, of the Partnership. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns, if any, of the respective Partners, except as otherwise provided in this Agreement, except the Provisions Requiring Prior Notice to Amend shall not apply to any successor or permitted assigns of the Mid-Am Parties so long as the successor or permitted assignee is not a Mid-Am Party or an affiliate of a Mid-Am Party.

         Section 12.5 Severability. If one or more of the provisions of this Agreement or any application of any such provision shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of any other provisions contained in this Agreement, and any other application of any such provision having any such invalid, illegal, or unenforceable application, shall not in any way be affected or impaired because of such invalidity, illegality, or unenforceability, and such other provisions shall be interpreted as being consistent with each other and with the omission of such invalid, illegal, or unenforceable provision or application to the extent possible.

         Section 12.6 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with this Agreement. No prior, contemporaneous, or future covenant, representation or condition not expressed in this Agreement or in an amendment to this Agreement in accordance with Section 12.9 shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

         Section 12.7 Notices. Except as otherwise specifically provided in this Agreement, all notices or communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when (1) hand- delivered, (2) when deposited in the United States mail, postage prepaid, registered or certified U.S. mail, return receipt requested, or with a reputable overnight delivery service, and addressed, in each such case, to the address set forth in this Agreement for such Partner or Partnership or the addresses as changed pursuant to the requirements of this Section, or (3) if telexed or telecopied, to the telex or telecopier number given to the General Partner by written notice by such Partner or Partnership or to such other number as such Partner or Partnership may have subsequently provided in writing pursuant to this Section.

         Section 12.8 References. All references in this Agreement to any numbered Articles or Sections are, unless otherwise indicated, references to the Articles or Sections, as the case may be, of this Agreement which are so numbered, as such may be amended. All references to numbered Exhibits are references to the Exhibits so numbered which are appended to this Agreement, as such Exhibits may be amended from time to time. Such references to Exhibits are to be construed as incorporating by reference the contents of each Exhibit to which such reference is made, as though such contents were set out in full at the place in this Agreement where such reference is made.

         Section 12.9     Amendments.

         (a) Subject to Section 9.2, this Agreement may be amended only with the unanimous written consent of the Common Partners.

         (b) The Provisions Requiring Prior Notice to Amend shall not be modified without 60 days prior written notice to the DOJ, unless the DOJ shall consent to a shorter period. The Provisions Requiring Prior Notice to Amend shall terminate if the Mid-Am Parties shall cease to have any financial interest in the General Partner or the Partnership.

         Section 12.10 Execution of Agreement Constitutes Consent. By executing this Agreement, Mid-Am consents to the transfer of the Partnership Interests previously owned by Meyer to Schenkel and waives any rights it may have under Article VIII to purchase such interest. Mid-Am also consents to the amendment and restatement of the designation with respect to the Original Series A Preferred Interests contained in the Exhibit 2 to this Agreement. Each of Schenkel and Mid-Am agree that Mid-Am Capital shall be admitted as an additional Partner, and Mid-Am, as the holder of the Series A Preferred Interests, consents to the issuance of the Series B, C, D and E Preferred Interests described in this Agreement.

         Section 12.11 Joinder of Meyer for Limited Purposes. Subject to the rights granted to Meyer pursuant to Sections 5.2, 5.6 and 5.7 of this Agreement, Meyer joins in the execution of this Agreement for the limited purpose of acknowledging that, as of the effective time of the Ownership Change, Meyer not longer has a Partnership Interest in the Partnership.

         Section 12.12 Sequence of Events. The Partnership and the Partners intend that the Partnership Transactions shall occur on or after the Effective Time of this Agreement in the following order and at the following times:

         (a) This Agreement shall become effective, including the amendment and restatement of the Original Series A Preferred Interests designation and the designation of the new Series B, C, D, and E Preferred Interests, at the Effective Time;

         (b) The Special Distributions described in Section 5.6 shall be made to Schenkel, Meyer and Mid-Am at any time after the Effective Time but before the Ownership Change;

         (c) The Ownership Change shall occur at any time after the Special Distributions are made but before the Meadow Gold Dairies Contribution is made;

         (d) Schenkel and Mid-Am shall contribute certain Series E Preferred Interests in exchange for Common Limited Partner Interests as set forth in Section 2.2(e) at any time after the Ownership Change shall have occurred, but before the Meadow Gold Dairies Contribution is made;

         (e) Mid-Am shall make the Meadow Gold Dairies Contribution in exchange for the issuance of the Series B Preferred Interests at any time after the recontribution of the Common Limited Partner Interests as set forth in 12.12 (d) above; and

         (f) Mid-Am Capital shall contribute $45 million in exchange for the Series C Preferred Interests and the Series D Preferred Interests at any time after the Ownership Change.

                                  ARTICLE XIII

                                 DEFINED TERMS

         Section 13.1 General Definitions. Capitalized terms that are used in this Agreement and are defined in the Appendix shall have the meanings set forth for such terms in the Appendix. Terms that are defined in Section 13.2 shall have the meanings set forth in such terms in Section 13.2. The following terms, when used in this Agreement, have the following meanings, unless otherwise expressly indicated:

         "Additional Preferred Limited Partner Interest" means the interests in the Partnership described in Section 2.4(g) hereto.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; if the Person in question is a corporation, any executive officer or director of the Person in question or of any corporation directly or indirectly controlling the Person in question. As used in this definition of "Affiliate, " the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Second Amended and Restated Agreement of Limited Partnership of the Partnership, with the Appendix and Exhibits which are appended to and referred to in this Agreement, as such Agreement, Appendix and Exhibits may be amended at any time and from time to time.

         "Amended and Restated Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership dated January 1, 1997, as amended.

         "Amendment" means the First Amendment dated February 7, 1997 to the Amended and Restated Agreement of Limited Partnership of the Partnership dated January 1, 1997, as amended.

         "Assumed Indebtedness" shall have the meaning set forth in Section
         2.5.

         "Barbe's" means Barbe's Dairy, Inc.

         "Barbe's Contribution" shall have the meaning set forth in the Recitals.

         "Board of Representatives" means the Board of Representatives created pursuant to the terms of the Limited Liability Company Agreement.

         "Calculation Date" shall have the meaning set forth in Section
         8.11(c).

         "Call Closing Date" shall have the meaning set forth in Section
         8.12(c).

         "Call Notice" shall have the meaning set forth in Section 8.12(a).

         "Call Notice Upon Death or Disability" shall have the meaning set forth in Section 8.12(b).

         "Call Option" shall have the meaning set forth in Section 8.12(a).

         "Call Option Upon Death or Disability" shall have the meaning set forth in Section 8.12(b).

         "Call Price" shall have the meaning set forth in Section 8.12(d).

         "Capital Account" shall have the meaning set forth in Section A.3 of the Appendix hereto.

         "Capital Contribution" means, for each Partner, the sum of (a) such Partner's Initial Capital Contribution, plus (b) such Partner's Contribution to Capital, plus (c) such Partner's Preferred Limited Partner Contributions, plus (d) such Partner's Additional Preferred Limited Partner Contributions. "Initial Capital Contribution" and "Contribution to Capital" means, for each Partner, the sum of cash and the fair market value of property contributed by a Partner pursuant to this Agreement, the Amended and Restated Agreement, the Original Limited Partnership Agreement or any other agreement to obtain the interest of such Partner in the Partnership. "Preferred Limited Partner Contributions" means, for each Partner, the sum of cash and the fair market value of property (as determined by agreement of the Partners as of the date of contribution), if any, that is contributed (or under Sections 5.6 or 5.7 is deemed to be contributed) to the Partnership by such Partner for a Preferred Limited Partner Interest pursuant to Section 2.4 hereof, and, when used with reference to a particular series of Preferred Limited Partner Interest, means a Preferred Limited Partner Contribution for such series, pursuant to this Agreement, the Amended and Restated Agreement, the Original Limited Partnership Agreement or any other agreement to obtain the interest of such Partner in the Partnership. For example, "Series B Preferred Limited Partner Contribution" means a Preferred Limited Partner Contribution made to the Partnership for a Series B Preferred Limited Partner Interest. The stated amount of Preferred Limited Partner Interests issued in payment of Preferred Return shall not constitute a Capital Contribution.

         "Code" means the United States Internal Revenue Code of 1986, as amended (or any successor thereto).

         "Common Partner Interest" means the interest in the Partnership defined in Sections 2.1 and 2.2 hereto.

         "Common Partners" means the General Partner and all Common Limited Partners.

         "Common Limited Partners" means Pete Schenkel and Mid-America Dairymen, Inc. individually, or collectively, as the context requires, to the extent each owns a Common Partner Interest in the Partnership, and any parties subsequently admitted to the Partnership as Common Limited Partners pursuant to the provisions of this Agreement.

         "Credit Agreement" shall have the meaning set forth in Section 7.3(d).

         "Difcal" means Difcal Corporation.

         "Disability" means the inability of Schenkel because of any physical or emotional illness to perform his duties as the President and Chief Executive Officer of the Partnership or the General Partner for more than 30 hours per week.

         "DRULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

         "EBITDA" shall have the meaning set forth in Section 8.11(c).

         "Eligible Partners" shall have the meaning set forth in Section 5.2(a)(i)(F).

         "Effective Time" shall have the meaning set forth in the first paragraph of this Agreement.

         "Entity" means any business corporation, partnership, limited liability company, unincorporated association, firm, organization, sole proprietorship or any other business entity having one or more leaders or managerial figures.

         "Family Controlled Entity" has the meaning set forth in Section 7.3.

         "Fiscal Year" has the meaning set forth in Section 10.1.

         "Flow-Through Owner" shall have the meaning set forth in Section 5.2(a)(i)(F).

         "Formula Put Price" shall have the meaning set forth in Section
         8.11(c).

         "General Partner" means SFG LLC, in its capacity as a general partner of the Partnership.

         "Income Taxes" shall have the meaning set forth in Section
         5.2(a)(i)(F).

         "Indemnified Parties" shall have the meaning set forth in Section
         3.5(a).

         "Lenders" shall have the meaning set forth in Section 7.3(d).

         "Limited Liability Company Agreement" means the Second Amended and Restated Limited Liability Company Agreement dated of even date herewith of SFG LLC, as amended from time to time.

         "Limited Partner" means any partner other than a General Partner, in its capacity as a limited partner of the Partnership.

         "Meadow Gold Dairies Contribution" shall have the meaning set forth in the Recitals.

         "Meyer" means Allen A. Meyer.

         "Mid-Am" means Mid-America Dairymen, Inc., a Kansas cooperative association.

         "Mid-Am Capital" means Mid-Am Capital, L.L.C.

         "Mid-Am Capital Contribution Agreement" shall have the meaning set forth in Section 2.2(b).

         "Mid-Am Contribution Agreement" shall have the meaning set forth in
         Section 2.2(c).

         "Net Operating Cash Flow" shall have the meaning set forth in Section 5.3.

         "Offered Interest" shall have the meaning set forth in Section 8.2.

         "Original Limited Partnership Agreement" means that certain Limited Partnership Agreement of the Partnership dated December 20, 1994, executed by SFG LLC and SFG, Inc.

         "Original Partnership" means Southern Foods Group, L.P., a Delaware limited partnership.

         "Original Series A Preferred Interests" shall have the meaning set forth in the Recitals.

         "Ownership Change" shall have the meaning set forth in the Recitals.

         "Partners" means the General Partner and the Limited Partners individually or collectively, as the context requires.

         "Partnership" means Southern Foods Group, L.P., a Delaware limited partnership.

         "Partnership Assets" means all assets and property of the Partnership of any and every kind.

         "Partnership Transactions" shall have the meaning set forth in the Recitals.

         "Partnership Interest" means the interest of a Partner in the Partnership.

         "Permitted Transfers" shall have the meaning set forth in Section 7.3.

         "Person" shall have the meaning given to that term in the DRULPA.

         "Preferred Return" means the return designated for each series of Preferred Limited Partner Interests established pursuant to Section
         2.4 of this Agreement.

         "Preferred Limited Partner" means a Limited Partner to the extent that such Partner holds a Preferred Limited Partner Interest.

         "Preferred Limited Partner Interest" means the classes of Preferred Partnership Interests defined pursuant to Section 2.4 hereto.

         "Put Closing" shall have the meaning set forth in Section 8.11(b).

         "Put Closing Date" shall have the meaning set forth in Section
         8.11(b).

         "Put Interest" shall have the meaning set forth in Section 8.11(a).

         "Put Notice" shall have the meaning set forth in Section 8.11(a).

         "Put Option" shall have the meaning set forth in Section 8.11(a).

         "Put Price" shall have the meaning set forth in Section 8.11(c).

         "Required Distribution Amount" shall have the meaning set forth in
         Section 5.2(a)(i).

         "Schenkel" means Pete Schenkel.

         "Selling Partner" means a Partner who sells its interest in the Partnership pursuant to the terms of Article VIII.

         "Series A Preferred Interests" shall mean the series of Preferred Interests designated in Section 2.4(a).

         "Series B Preferred Interests" shall mean the series of Preferred Interests designated in Section 2.4(b).

         "Series C Preferred Interests" shall mean the series of Preferred Interests designated in Section 2.4(c).

         "Series D Preferred Interests" shall mean the series of Preferred Interests designated in Section 2.4(d).

         "Series E Preferred Interests" shall mean the series of Preferred Interests designated in Section 2.4(e).

         "SFG, Inc." means Southern Foods Group, Inc., a Delaware corporation.

         "SFG LLC" means SFG Management Limited Liability Company, a Delaware limited liability company.

         "Special Distributions" shall have the meaning set forth in Section
         5.6.

         "Substituted Partner" means any transferee or assignee of a Partner's Partnership Interest who is then admitted to the Partnership as a Partner pursuant to Section 8.8.

         "Successor in Interest" shall have the meaning set forth in Section 8.11(a).

         "Terminating Capital Transaction" means a sale or other permanent disposition (including casualty or condemnation) of all or substantially all of the assets of the Partnership, or a dissolution of the Partnership, or both.

         "Third Party Offer" shall have the meaning set forth in Section 8.1.

         "Third Party Offer Notice" shall have the meaning set forth in Section 8.1.

         "Total Capital Contributions" means the total of the Capital Contributions of all Partners.

         "Total Taxable Income" shall have the meaning set forth in Section 5.2(a)(i).

         "Undistributed Preferred Return" shall have the meaning set forth in
         Section 5.2(a)(ii).

         "Unreturned Preferred Limited Partner Balance" means the aggregate amount of all Preferred Limited Partner Contributions by a Partner, less distributions to such Partner with respect to such Preferred Limited Partner Interests which are not distributions of Preferred Return.

         Section 13.2     Definitions for Provisions Requiring Prior Notice to
Amend.   The following terms used in the Provisions Requiring Prior Notice to
Amend (as defined below) shall have the following meanings:

         "Competitively Sensitive Information" means information that is not Public and could be used by a competitor or supplier to make production, pricing or marketing decisions, including but not limited to information relating to costs, capacity, distribution, marketing, supply, market territories, customer relationships, the terms of dealing with any particular customer (including the identity of individual customers and the quantity sold to any particular customer), and current and future prices, including discounts, slotting allowances, bids, or price lists. Information is presumptively not "Competitively Sensitive" if the information is aggregated on an entity-wide basis so long as the entity operates more than three (3) dairy processing plants or if the information is based on data that is more than six (6) months old. Information that would not be considered "Competitively Sensitive" includes, but is not limited to, aggregate entity-wide financial information (including monthly profit and loss statements, balance sheets, and statements of cash flow), aggregate customer information, and aggregate price information (including information on price trends).

         "DOJ" means the United States Department of Justice.

         "Independent Decisionmaker" means an individual, not an officer, director, employee, or agent of the Mid-Am Parties or the General Partner, the Partnership or any Partner, and who is otherwise independent from the Mid-Am Parties, experienced in accounting and financial matters, that is designated by the Board of Representatives of the General Partner to perform the assigned functions set forth in the Provisions Requiring Prior Notice to Amend.

         "Mid-Am Parties" shall mean Mid-America Dairymen, Inc., its members, directors, officers, employees, subsidiaries, Affiliates (other than the Partnership, the General Partner and Schenkel and any other Person affiliated with Mid-Am only as a result of their relationship with the Partnership, the General Partner or Schenkel) and successors, and, so long as it is owned in whole or in part by Mid-American Dairymen, Inc., Mid- Am Capital, L.L.C., its subsidiaries, directors, officers, and/or employees; provided, however, that with respect to matters that relate to actions by the Partners, such term shall mean only those Mid-Am Parties that are Partners.

         "Packaged Pasteurized Milk" means pasteurized milk in final package form for beverage use as currently defined in 21 C.F.R. Section 131.110(a).

         "Provisions Requiring Prior Notice to Amend" means the provisions of Sections 6.1(b), 7.4(b), 10.8, 12.9(b) and 13.2.

         "Public" information is information that has been quoted in a publication other than one authored by the General Partner, if it has been disclosed to the public (other than a customer or supplier of the Partnership by the General Partner) prior to disclosure to the Mid-Am Parties, or is disclosed to the public (other than a customer or supplier of the Partnership by the General Partner) at the same time it is disclosed to the Mid-Am Parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 3rd day of September, 1997, to be effective as of the Effective Time.

                                        GENERAL PARTNER:

                                        SFG MANAGEMENT LIMITED LIABILITY
                                        COMPANY


                                        By:/s/ PETE SCHENKEL
                                           ------------------------------
                                            Its:
                                                -------------------------

                                        COMMON LIMITED PARTNERS:


                                        By:/s/ PETE SCHENKEL
                                           ------------------------------
                                            Pete Schenkel


                                        MID-AMERICA DAIRYMEN, INC.


                                        By: /s/ GERALD L. BOS
                                           ------------------------------
                                            Its: Vice President
                                                -------------------------

                                        PREFERRED LIMITED PARTNERS:


                                        MID-AMERICA DAIRYMEN, INC.


                                        By: /s/ GERALD L. BOS
                                           ------------------------------
                                            Its: Vice President
                                                -------------------------

                                        MID-AM CAPITAL, L.L.C


                                        By: /s/ GERALD L. BOS
                                           ------------------------------
                                            Its:
                                                -------------------------


Joining for the limited purpose specified in
Section 12.11 of the Agreement

/s/ ALLEN A. MEYER
------------------------------
ALLEN A. MEYER

                                   EXHIBIT 1

                     PARTNERS, COMMON PARTNER INTERESTS AND
                      PREFERRED LIMITED PARTNER INTERESTS
                    AS OF THE DATE OF THE SECOND AMENDED AND
                   RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           SOUTHERN FOODS GROUP, L.P.


                                                                                          Common
                                                                                          Partner
 Name and Addresses of:                                                                  Interests
-----------------------                                                                  ---------
 General Partner
 ---------------
 SFG Management Limited Liability Company
 3114 South Haskell                                                                       1%
 Dallas, Texas  75223

 Common Limited Partners
 -----------------------
 Pete Schenkel
 3114 South Haskell                                                                      49.50%
 Dallas, Texas 75223

 Mid-America Dairymen, Inc.
 3253 East Chestnut Expressway                                                           49.50%
 Springfield, MO 65802


                                                                                     Stated Amount of
                                                                                    Preferred Limited
 Preferred Limited Partners                                                         Partner Interests
 --------------------------                                                         -----------------
 Mid-America Dairymen, Inc.                                                    Series A - $84,947,000(1)
 3253 East Chestnut Expressway                                                 Series B - $90,000,000
 Springfield, MO 65802                                                         Series E - $ 1,800,000(2)

 Mid-Am Capital, L.L.C.                                                        Series C - $15,000,000
 3253 East Chestnut Expressway                                                 Series D - $30,000,000
 Springfield, MO 65802





                 __________________________________

                      (1) Plus the amount of all Undistributed Preferred Returns on such Preferred Limited Partner Interests as of June 30,
                 1997.

                     (2 ) Does not include the Series E Preferred Interests
                 distributed to Mid-Am and Schenkel and recontributed by them to the Partnership pursuant to Section 2.2(e).

                             EXHIBIT 1 - Solo Page

                                   EXHIBIT 2

                      AMENDED AND RESTATED DESIGNATION OF
        SERIES A 10% PAYMENT-IN-KIND PREFERRED LIMITED PARTNER INTERESTS


         This Exhibit 2 constitutes an amendment and a restatement of a designation of a series of Preferred Interests pursuant to Section 2.4 of the Second Amended and Restated Agreement of Limited Partnership (the "Agreement"). This designation amends and restates the designation established in Appendix A to the Amended and Restated Agreement for the issuance of Series A Preferred Capital Interests of the Partnership on the terms set forth below. The defined terms used but not defined in this Exhibit 2 shall have the meaning ascribed thereto in the Agreement.

         1. Designation. Effective January 1, 1997, the Partnership designates and authorizes the issuance of Series A 10% Payment-in-Kind Preferred Limited Partner Interests ("Series A Preferred Interests") previously entitled the "Series A Preferred Capital Interests". Series A Preferred Interests may not be issued by the Partnership in excess of an original stated amount of $84,947,000, plus the amount of all Undistributed Preferred Returns as of June 30, 1997, except that an unlimited stated amount of Series A Preferred Interests may be issued by the Partnership in payment of Preferred Returns in accordance with Section 4.

         2. Ranking. So long as Series A Preferred Interests are outstanding the Partnership will not issue any securities or interests ranking, as to participation in the profits or assets of the Partnership, senior to the Series A Preferred Interests other than in accordance with the Agreement and with the unanimous written consent of all holders of Series A Preferred Interests. The issuance of securities or interests ranking senior to the Series A Preferred Interests shall be deemed to adversely affect the rights of the Series A Preferred Interests under the Agreement. The Series A Preferred Interests shall rank pari passu with the Series B, C, D and E Preferred Interests and any other series that ranks pari passu with the Series A Preferred Interests; provided, however, the Preferred Return on the Series D Preferred Interests may, under certain conditions, be paid in cash.

         3. Allocation of Net Profits. The Series A Preferred Interests shall be entitled to receive an allocation of Net Profits, for purposes of Section A.4.1(b) of the Appendix, equal to a preferred return (the "Preferred Return") on the Series A Preferred Interests in an amount equal to the lesser of (i) Allocated Net Profits, as hereinafter defined, or (ii) ten percent (10%) per annum determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which the Preferred Return is being determined, of the average daily balance of the Unreturned Preferred Limited Partner Balance outstanding, if any, from time to time during the period to which the Preferred Return relates, commencing on the date on which the Series A Preferred Limited Partner Contribution was made by the contributing Preferred Limited Partner. The Preferred Return shall be calculated for each six month period as of June 30 and December 31. The Preferred Return shall be treated as a priority return to the holders of the Series A Preferred Interests and shall not constitute a guaranteed payment under Section 707(c) of the Code. "Allocated Net Profits" means Net Profits as allocated under Section A.4.1(a)(i) of the Appendix to the Series A Preferred Interests held by a Preferred Limited Partner.





                               EXHIBIT 2 - Page 1

         4. Payment of Preferred Return. Except as provided in Sections 6 and 9, the Partnership shall not pay the Preferred Return on Series A Preferred Interests in cash, but such Preferred Return shall be paid by the issuance of additional Series A Preferred Interests in a stated amount equal to the Preferred Return for the semi-annual period. Such Preferred Return shall be paid each June 30 and December 31. The Series A Preferred Interests issued in payment of the Preferred Return shall be entitled to receive a Preferred Return from the date of their issuance. Solely for purposes of determining such Preferred Return, the stated amount of any Series A Preferred Interests previously issued in payment of Preferred Return shall be considered as a Series A Preferred Limited Partner Contribution made at the time such Series A Preferred Interests were issued in payment of Preferred Return.

         5. Subordination. The Series A Preferred Interests shall be subordinated in right of payment to all indebtedness of the Partnership.

         6. Payment Only Upon Dissolution. Except for the Optional Redemption provided for in Section 9, the Series A Preferred Interests, together with all accrued but unissued Preferred Returns, are payable in cash only upon dissolution of the Partnership.

         7. Preference on Liquidation. Upon dissolution of the Partnership, the Series A Preferred Interests shall have the priority established in Section 6.2 of the Agreement and shall be pari passu with the Series B, C, D and E Preferred Interests and any other series that ranks pari passu with the Series A Preferred Interests.

         8. Voting Rights. No holder of Series A Preferred Interests shall have voting rights or any right to participate in the management of the Partnership by reason of holding Series A Preferred Interests.

         9. Optional Redemption. Subject to the terms and provisions of any financing arrangements set forth in any agreement to which the Partnership is a party, the Series A Preferred Interests are redeemable in cash, at the option of the Partnership, in whole or in part from time to time, at the Call Price (as defined below).

                          (a) Redemption Price. The redemption price for the Series A Preferred Interests (the "Call Price") shall be the stated amount of the Series A Preferred Interests plus all accrued but unissued Preferred Returns.

                          (b)     Redemption Procedure.

                                  (i) Notice of any redemption pursuant to this Section 9 (a "Call Notice") of Series A Preferred Interests will be given by the Partnership by mail to each record holder to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof. For purposes of the calculation of the date of redemption and the dates on which the Call Notice is given, a Call Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to such holders of Series A Preferred Interests. Each Call Notice shall be





                               EXHIBIT 2 - Page 2
                 addressed to such holders of Series A Preferred Interests at the address of the holder appearing in the books and records of the Partnership. No defect in the Call Notice or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.

                                  (ii) In the event that fewer than all the outstanding Series A Preferred Interests are to be redeemed, the Series A Preferred Interests to be redeemed will be selected at the Partnership's discretion.

                                  (iii)    If the Partnership gives a Call
                 Notice in respect of Series A Preferred Interests, then upon the date fixed for redemption of the Series A Preferred Interests, all rights of the holders of the Series A Preferred Interests so called for redemption will cease, except the right of the holders of such securities to receive the Call Price. In the event that any date fixed for redemption of Series A Preferred Interests is not a business day, then payment of the Call Price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

         10. Effective Date and Transition. The amendment and restatement of the designation of the Original Series A Preferred Interests shall be effective as of 3:00 p.m. on September 3, 1997 (the "Effective Time"). With respect to any Undistributed Preferred Return due with respect to the Series A Preferred Interests, on or before June 30, 1997, such Undistributed Preferred Return shall be paid in accordance with the amended and restated terms set forth herein, and with respect to any Preferred Return due with respect to the Series A Preferred Interests on or after June 30, 1997, such Preferred Return shall be calculated and paid in accordance with the amended and restated terms set forth herein, in each case by issuing additional Series A Preferred Interests in a stated amount equal to the amount of such Preferred Return not previously paid in cash.



        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]





                               EXHIBIT 2 - Page 3

                                   EXHIBIT 3

                                 DESIGNATION OF
        SERIES B 10% PAYMENT-IN-KIND PREFERRED LIMITED PARTNER INTERESTS


         This Exhibit 3 constitutes a designation in accordance with Section
2.4 of the Second Amended and Restated Agreement of Limited Partnership (the "Agreement"). This designation authorizes the issuance of Series B 10% Payment- in-Kind Preferred Limited Partner Interests of the Partnership under the terms set forth below. The defined terms used but not defined in this
Exhibit 3 shall have the meaning ascribed thereto in the Agreement.

         1. Designation. The Partnership hereby designates and authorizes the issuance of Series B 10% Payment-In- Kind Preferred Limited Partner
Interests ("Series B Preferred Interests").   Series B Preferred Interests may
not be issued by the Partnership in excess of an original stated amount of $90,000,000, except that an unlimited stated amount of Series B Preferred Interests may be issued by the Partnership in payment of Preferred Returns in accordance with Section 4.

         2. Ranking. So long as Series B Preferred Interests are outstanding the Partnership will not issue any securities or interests ranking, as to participation in the profits or assets of the Partnership, senior to the Series B Preferred Interests other than in accordance with the Agreement and with the unanimous written consent of all holders of Series B Preferred Interests. The issuance of securities or interests ranking senior to the Series B Preferred Interests shall be deemed to adversely affect the rights of the Series B Preferred Interests under the Agreement. The Series B Preferred Interests shall rank pari passu with the Series A, C, D and E Preferred Interests and any other series that ranks pari passu with the Series B Preferred Interests; provided, however, the Preferred Return on the Series D Preferred Interests may, under certain conditions, be paid in cash prior to dissolution of the Partnership.

         3. Allocation of Net Profits. The Series B Preferred Interests shall be entitled to receive an allocation of Net Profits, for purposes of Section A.4.1(b) of the Appendix, equal to a preferred return (the "Preferred Return") on the Series B Preferred Interests in an amount equal to the lesser of (i) Allocated Net Profits, as hereinafter defined, or (ii) ten percent (10%) per annum determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which the Preferred Return is being determined, of the average daily balance the Unreturned Preferred Limited Partner Balance outstanding, if any, from time to time during the period to which the Preferred Return relates, commencing on the date on which the Series B Preferred Limited Partner Contribution is made by the contributing Preferred Limited Partner. The Preferred Return shall be calculated for each six month period as of June 30 and December 31. The Preferred Return shall be treated as a priority return to the holders of the Series B Preferred Interests and shall not constitute a guaranteed payment under Section 707(c) of the Code. "Allocated Net Profits" means Net Profits as allocated under Section A.4.1(a)(i) of the Appendix to the Series B Preferred Interests held by a Preferred Limited Partner.





                               EXHIBIT 3 - Page 1

         4. Payment of Preferred Return. Except as provided in Sections 6 and 9, the Partnership shall not pay the Preferred Return on Series B Preferred Interests in cash, but such Preferred Return shall be paid in additional Series B Preferred Interests in a stated amount equal to the Preferred Return for the semi-annual period. Such Preferred Return shall be paid each June 30 and December 31. The Series B Preferred Interests issued in payment of the Preferred Return shall be entitled to receive a Preferred Return from the date of their issuance. Solely for purposes of determining such Preferred Return, the stated amount of any Series B Preferred Interests previously issued in payment of Preferred Return shall be considered as a Series B Preferred Limited Partner Contribution made at the time such Series B Preferred Interests were issued in payment of Preferred Return.

         5. Subordination. The Series B Preferred Interests shall be subordinated in right of payment to all indebtedness of the Partnership.

         6. Payment Only Upon Dissolution. Except for the Optional Redemption provided for in Section 9, the Series B Preferred Interests, together with all accrued but unissued Preferred Returns, are payable in cash only upon dissolution of the Partnership.

         7. Preference on Liquidation. Upon dissolution of the Partnership, the Series B Preferred Interests shall have the priority established in Section 6.2 of the Agreement and shall be pari passu with the Series A, C, D and E Preferred Interests and any other series that ranks pari passu with the Series B Preferred Interests.

         8. Voting Rights. No holder of Series B Preferred Interests shall have voting rights or any right to participate in the management of the Partnership by reason of holding Series B Preferred Interests.

         9. Optional Redemption. Subject to the terms and provisions of any financing arrangements set forth in any agreement to which the Partnership is a party, the Series B Preferred Interests are redeemable in cash, at the option of the Partnership, in whole or in part from time to time, at the Call Price (as defined below).

                          (a) Redemption Price. The redemption price for the Series B Preferred Interests (the "Call Price") shall be the stated amount of the Series B Preferred Interests plus all accrued but unissued Preferred Returns.

                          (b)     Redemption Procedure.

                                  (i) Notice of any redemption pursuant to this Section 9 (a "Call Notice") of Series B Preferred Interests will be given by the Partnership by mail to each record holder to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof. For purposes of the calculation of the date of redemption and the dates on which the Call Notice is given, a Call Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to such holders of Series B Preferred Interests. Each Call Notice shall be





                               EXHIBIT 3 - Page 2
                 addressed to such holders of Series B Preferred Interests at the address of the holder appearing in the books and records of the Partnership. No defect in the Call Notice or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.

                                  (ii) In the event that fewer than all the outstanding Series B Preferred Interests are to be redeemed, the Series B Preferred Interests to be redeemed will be selected at the Partnership's discretion.

                                  (iii)    If the Partnership gives a Call
                 Notice in respect of Series B Preferred Interests, then upon the date fixed for redemption of the Series B Preferred Interests, all rights of the holders of the Series B Preferred Interests so called for redemption will cease, except the right of the holders of such securities to receive the Call Price. In the event that any date fixed for redemption of Series B Preferred Interests is not a business day, then payment of the Call Price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.


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                               EXHIBIT 3 - Page 3

                                   EXHIBIT 4

                                 DESIGNATION OF
        SERIES C 10% PAYMENT-IN-KIND PREFERRED LIMITED PARTNER INTERESTS


         This Exhibit 4 constitutes a designation in accordance with Section
2.4 of the Second Amended and Restated Agreement of Limited Partnership (the "Agreement"). This designation authorizes the issuance of Series C 10% Preferred Limited Partner Interests of the Partnership under the terms set forth below. The defined terms used but not defined in this Exhibit 4 shall have the meaning ascribed thereto in the Agreement.

         1. Designation. The Partnership hereby designates and authorizes the issuance of Series C 10% Payment-in- Kind Preferred Limited Partner Interests ("Series C Preferred Interests"). Series C Preferred Interests may not be issued by the Partnership in excess of an original stated amount of $15,000,000 except that an unlimited stated amount of Series C Preferred Interests may be issued by the Partnership in payment of Preferred Returns in accordance with Section 4.

         2. Ranking. So long as Series C Preferred Interests are outstanding the Partnership will not issue any securities or interests ranking, as to participation in the profits or assets of the Partnership, senior to the Series C Preferred Interests other than in accordance with the Agreement and with the unanimous written consent of all holders of Series C Preferred Interests. The issuance of securities or interests ranking senior to the Series C Preferred Interests shall be deemed to adversely affect the rights of the Series C Preferred Interests under the Agreement. The Series C shall rank pari passu with all Series A, B, D and E Preferred Interests and any other series that ranks pari passu with the Series C Preferred Interests; provided, however, the Preferred Return on the Series D Preferred Interests may, under certain conditions, be paid in cash prior to dissolution of the Partnership.

         3. Allocation of Net Profits. The Series C Preferred Interests shall be entitled to receive an allocation of Net Profits, for purposes of Section A.4.1(b) of the Appendix, equal to a preferred return (the "Preferred Return") on the Series C Preferred Interests in an amount equal to the lesser of (i) Allocated Net Profits, as hereinafter defined, or (ii) ten percent (10%) per annum determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which the Preferred Return is being determined, of the average daily balance of the Unreturned Preferred Limited Partner Balance outstanding, if any, from time to time during the period to which the Preferred Return relates, commencing on the date on which the Series C Preferred Limited Partner Contribution is made by the contributing Preferred Limited Partner. The Preferred Return shall be calculated for each six month period as of June 30 and December 31. The Preferred Return shall be treated as a priority return to the holders of Series C Preferred Interests and shall not constitute a guaranteed payment under
Section 707(c) of the Code. "Allocated Net Profits" means Net Profits as allocated under Section A.4.1(a)(i) of the Appendix to the Series C Preferred Interests held by a Preferred Limited Partner.





                               EXHIBIT 4 - Page 1

         4. Payment of Preferred Return. Except as provided in Sections 6 and 9, the Partnership shall not pay the Preferred Return on Series C Preferred Interests in cash, but such Preferred Return shall be paid in additional Series C Preferred Interests in a stated amount equal to the Preferred Return for the semi-annual period. Such Preferred Return shall be paid each June 30 and December 31. The Series C Preferred Interests issued in payment of the Preferred Return shall be entitled to receive a Preferred Return from the date of their issuance. Solely for purposes of determining such Preferred Return, the stated amount of any Series C Preferred Interests previously issued in payment of Preferred Return shall be considered as a Series C Preferred Limited Partner Contribution made at the time such Series C Preferred Interests were issued in payment of Preferred Return.

         5. Subordination. The Series C Preferred Interests shall be subordinated in right of payment to all indebtedness of the Partnership.

         6. Payment Only Upon Dissolution. Except for the Optional Redemption provided for in Section 9, the Series C Preferred Interests, together with all accrued but unissued Preferred Returns, are payable in cash only upon dissolution of the Partnership.

         7. Preference on Liquidation. Upon dissolution of the Partnership, the Series C Preferred Interests shall have the priority established in Section 6.2 of the Agreement and shall be pari passu with the Series A, B, D and E Preferred Interests and any other series that ranks pari passu with the Series C Preferred Interests.

         8. Voting Rights. No holder of Series C Preferred Interests shall have voting rights or any right to participate in the management of the Partnership by reason of holding Series C Preferred Interests.

         9. Optional Redemption. Subject to the terms and provisions of any financing arrangements set forth in any agreement to which the Partnership is a party, the Series C Preferred Interests are redeemable in cash, at the option of the Partnership, in whole or in part from time to time, at the Call Price (as defined below).

                          (a) Redemption Price. The redemption price for the Series C Preferred Interests (the "Call Price") shall be the stated amount of the Series C Preferred Interests plus all accrued but unissued Preferred Returns.

                          (b)     Redemption Procedure.

                                  (i) Notice of any redemption pursuant to this Section 9 (a "Call Notice") of Series C Preferred Interests will be given by the Partnership by mail to each record holder to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof. For purposes of the calculation of the date of redemption and the dates on which the Call Notice is given, a Call Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to such holders of Series C Preferred Interests. Each Call Notice shall be





                               EXHIBIT 4 - Page 2
                 addressed to such holders of Series C Preferred Interests at the address of the holder appearing in the books and records of the Partnership. No defect in the Call Notice or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.

                                  (ii) In the event that fewer than all the outstanding Series C Preferred Interests are to be redeemed, the Series C Preferred Interests to be redeemed will be selected at the Partnership's discretion.

                                  (iii)    If the Partnership gives a Call
                 Notice in respect of Series C Preferred Interests, then upon the date fixed for redemption of the Series C Preferred Interests, all rights of the holders of the Series C Preferred Interests so called for redemption will cease, except the right of the holders of such securities to receive the Call Price. In the event that any date fixed for redemption of Series C Preferred Interests is not a business day, then payment of the Call Price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.


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                               EXHIBIT 4 - Page 3

                                   EXHIBIT 5

       DESIGNATION OF SERIES D 9 1/2% PREFERRED LIMITED PARTNER INTERESTS


         This Exhibit 5 constitutes a designation in accordance with Section
2.4 of the Second Amended and Restated Agreement of Limited Partnership (the "Agreement"). This designation authorizes the issuance of Series D 9 1/2% Preferred Limited Partner Interests of the Partnership under the terms set forth below. The defined terms used but not defined in this Exhibit 5 shall have the meaning ascribed thereto in the Agreement.

         1. Designation. The Partnership hereby designates and authorizes the issuance of Series D 9 1/2% Preferred Limited Partner Interests ("Series D Preferred Interests"). Series D Preferred Interests may not be issued by the Partnership in excess of an original stated amount of $30,000,000 except that an unlimited stated amount of Series D Preferred Interests may be issued by the Partnership in payment of Preferred Returns in accordance with Section 4.

         2. Ranking. So long as Series D Preferred Interests are outstanding the Partnership will not issue any securities or interests ranking, as to participation in the profits or assets of the Partnership, senior to the Series D Preferred Interests other than in accordance with the Agreement and with the unanimous written consent of all holders of Series D Preferred Interests. The issuance of securities or interests ranking senior to the Series D Preferred Interests shall be deemed to adversely affect the rights of the Series D Preferred Interests under the Agreement. The Series D Preferred Interests shall rank pari passu with the Series A, B, C and E Preferred Interests and any other series that ranks pari passu with the Series D Preferred Interests.

         3. Allocation of Net Profits. The Series D Preferred Interests shall be entitled to receive an allocation of Net Profits, for purposes of Section A.4.1(b) of the Appendix, equal to a preferred return (the "Preferred Return") on the Series D Preferred Interests in an amount equal to the lesser of (i) Allocated Net Profits, as hereinafter defined, or (ii) nine and one-half percent (9 1/2%) per annum determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which the Preferred Return is being determined, of the average daily balance of Unreturned Preferred Limited Partner Balance outstanding, if any, from time to time during the period to which the Preferred Return relates commencing on the date on which the Series D Preferred Limited Partner Contribution is made by the contributing Preferred Limited Partner. The Preferred Return shall be calculated for each six month period as of June 30 and December 31. The Preferred Return shall be treated as a priority return to the holders of Series D Preferred Interests and shall not constitute a
guaranteed payment under Section 707(c) of the Code.   "Allocated Net Profits"
means Net Profits as allocated under Section A.4.1(a)(i) of the Appendix to the Series D Preferred Interests held by a Preferred Limited Partner.

         4. Payment of Preferred Return. The Preferred Return for the Series D Preferred Interests shall be paid in cash on each June 30 and December 31, unless, at the time of such distribution, cash distributions are not permitted pursuant to the terms of any agreement to which the Partnership is a party. If payment of the Preferred Return in cash is so prohibited, the Partnership





                               EXHIBIT 5 - Page 1
shall pay the Preferred Return in additional Series D Preferred Interests in a stated amount equal to the accrued but unpaid Preferred Return for the semi-annual payment. The Series D Preferred Interests issued in payment of the Preferred Return shall be entitled to receive a Preferred Return from the date of their issuance. Solely for purposes of determining such Preferred Return, the stated amount of any Series D Preferred Interests previously issued in payment of Preferred Return shall be considered as a Series D Preferred Limited Partner Contribution made at the time such Series D Preferred Interests were issued in payment of Preferred Return.

         5. Subordination. The Series D Preferred Interests shall be subordinated in right of payment to all indebtedness of the Partnership.

         6. Payment Only Upon Dissolution. Except as provided in Sections 4 and 9, the Series D Preferred Interests, together with all Preferred Returns not previously paid in cash or Series D Preferred Interests, are payable in cash only upon dissolution of the Partnership.

         7. Preference on Liquidation. Upon dissolution of the Partnership, the Series D Preferred Interests shall have the priority established in Section 6.2 of the Agreement and shall be pari passu with the Series A, B, C and E Preferred Interests and any other series that ranks pari passu with the Series D Preferred Interests.

         8. Voting Rights. No holder of Series D Preferred Interests shall have voting rights or any right to participate in the management of the Company by reason of holding Series D Preferred Interests.

         9. Optional Redemption. Subject to the terms and provisions of any financing arrangements set forth in any agreement to which the Partnership is a party, the Series D Preferred Interests are redeemable in cash, at the option of the Partnership, in whole or in part from time to time, at the Call Price (as defined below).

                          (a) Redemption Price. The redemption price for the Series D Preferred Interests (the "Call Price") shall be the stated amount of the Series D Preferred Interests plus accrued and unpaid or unissued Preferred Returns.

                          (b)     Redemption Procedure.

                                  (i) Notice of any redemption pursuant to this Section 9 (a "Call Notice") of Series D Preferred Interests will be given by the Partnership by mail to each record holder to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof. For purposes of the calculation of the date of redemption and the dates on which the Call Notice is given, a Call Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to such holders of Series D Preferred Interests. Each Call Notice shall be addressed to such holders of Series D Preferred Interests at the address of the holder appearing in the books and records of the Partnership. No defect in the Call Notice





                               EXHIBIT 5 - Page 2
                 or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.

                                  (ii) In the event that fewer than all the outstanding Series D Preferred Interests are to be redeemed, the Series D Preferred Interests to be redeemed will be selected at the Partnership's discretion.

                                  (iii)    If the Partnership gives a Call
                 Notice in respect of Series D Preferred Interests, then upon the date fixed for redemption of the Series D Preferred Interests, all rights of the holders of the Series D Preferred Interests so called for redemption will cease, except the right of the holders of such securities to receive the Call Price. In the event that any date fixed for redemption of Series D Preferred Interests is not a business day, then payment of the Call Price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.


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                               EXHIBIT 5 - Page 3

                                   EXHIBIT 6

                                 DESIGNATION OF
        SERIES E 10% PAYMENT-IN-KIND PREFERRED LIMITED PARTNER INTERESTS


         This Exhibit 6 constitutes a designation in accordance with Section
2.4 of the Second Amended and Restated Agreement of Limited Partnership (the "Agreement"). This designation authorizes the issuance of Series E 10% Payment- in-Kind Preferred Limited Partner Interests of the Partnership under the terms set forth below. The defined terms used but not defined in this
Exhibit 6 shall have the meaning ascribed thereto in the Agreement.

         1. Designation. The Partnership hereby designates and authorizes the issuance of an unlimited amount of Series E 10% Payment-in-Kind Preferred Limited Partner Interests ("Series E Preferred Interests").

         2. Ranking. So long as Series E Preferred Interests are outstanding the Partnership will not issue any securities or interests ranking, as to participation in the profits or assets of the Partnership, senior to the Series E Preferred Interests other than in accordance with the Agreement and with the unanimous written consent of all holders of Series E Preferred Interests. The issuance of securities or interests ranking senior to the Series E Preferred Interests shall be deemed to adversely affect the rights of the Series E Preferred Interests under the Agreement. The Series E Preferred Interests shall rank pari passu with the Series A, B, C, and D Preferred Interests and with any other series that ranks pari passu with the Series E Preferred Interests; provided, however, the Preferred Return on the Series D Preferred Interests may, under certain conditions, be paid in cash prior to dissolution of the Partnership.

         3. Allocation of Net Profits. The Series E Preferred Interests shall be entitled to receive an allocation of Net Profits, for purposes of Section A.4.1(b) of the Appendix, equal to a preferred return (the "Preferred Return") on the Series E Preferred Interests in an amount equal to the lesser of (i) Allocated Net Profits, as hereinafter defined, or (ii) ten percent (10%) per annum determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which the Preferred Return is being determined, of the average daily balance of the Unreturned Preferred Limited Partner Balance outstanding, if any, from time to time during the period to which the Preferred Return relates for the portion of the calendar year for which such calculation is being made), commencing on the date such interests are issued by the Partnership or the date on which any Series E Preferred Limited Partner Contribution is made by the contributing Preferred Limited Partner. The Preferred Return shall be calculated for each six month period as of June 30 and December 31. The Preferred Return shall be treated as a priority return to the holders of Series E Preferred Interests and shall not constitute a guaranteed payment under Section 707(c) of the Code. "Allocated Net Profits" means Net Profits as allocated under Section A.4.1(a)(i) of the Appendix to the Series E Preferred Interests held by a Preferred Limited Partner.

         4. Payment of Preferred Return. Except as provided in Sections 6 and 9, the Partnership shall not pay the Preferred Return on Series E Preferred Interests in cash, but such Preferred Return





                               EXHIBIT 6 - Page 1
shall be paid in additional Series E Preferred Interests in a stated amount equal to the Preferred Return for the semi- annual period. Such Preferred Return shall be paid each June 30 and December 31. The Series E Preferred Interests issued in payment of the Preferred Return shall be entitled to receive a Preferred Return from the date of their issuance. Solely for purposes of determining such Preferred Return, the stated amount of any Series E Preferred Interests previously issued in payment of Preferred Return shall be considered as a Series E Preferred Limited Partner Contribution made at the time such Series E Preferred Interests were issued in payment of Preferred Return.

         5. Subordination. The Series E Preferred Interests shall be subordinated in right of payment to all indebtedness of the Partnership.

         6. Payment Only Upon Dissolution. Except for the Optional Redemption provided for in Section 9, the Series E Preferred Interests, together with all accrued but unissued Preferred Returns, are payable in cash only upon dissolution of the Partnership.

         7. Preference on Liquidation. Upon dissolution of the Partnership, the Series E Preferred Interests shall have the priority established in Section 6.2 of the Agreement and shall be pari passu with the Series A, B, C and D Preferred Interests and any other series that ranks pari passu with the Series E Preferred Interests.

         8. Voting Rights. No holder of Series E Preferred Interests shall have voting rights or any right to participate in the management of the Partnership by reason of holding Series E Preferred Interests.

         9. Optional Redemption. Subject to the terms and provisions of any financing arrangements set forth in any agreement to which the Partnership is a party, the Series E Preferred Interests are redeemable in cash, at the option of the Partnership, in whole or in part from time to time, at the Call Price (as defined below).

                          (a) Redemption Price. The redemption price for the Series E Preferred Interests (the "Call Price") shall be the stated amount of the Series E Preferred Interests plus accrued but unissued Preferred Returns.

                          (b)     Redemption Procedure.

                                  (i) Notice of any redemption pursuant to this Section 9 (a "Call Notice") of Series E Preferred Interests will be given by the Partnership by mail to each record holder to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof. For purposes of the calculation of the date of redemption and the dates on which the Call Notice is given, a Call Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to such holders of Series E Preferred Interests. Each Call Notice shall be addressed to such holders of Series E Preferred Interests at the address of the holder appearing in the books and records of the Partnership. No defect in the Call Notice





                               EXHIBIT 6 - Page 2
                 or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.

                                  (ii) In the event that fewer than all the outstanding Series E Preferred Interests are to be redeemed, the Series E Preferred Interests to be redeemed will be selected at the Partnership's discretion.

                                  (iii)    If the Partnership gives a Call
                 Notice in respect of Series E Preferred Interests, then upon the date fixed for redemption of the Series E Preferred Interests, all rights of the holders of the Series E Preferred Interests so called for redemption will cease, except the right of the holders of such securities to receive the Call Price. In the event that any date fixed for redemption of Series E Preferred Interests is not a business day, then payment of the Call Price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

         10. Additional Issuance of Series E Preferred Interests Authorized. The Partnership shall be authorized to issue additional Series E Preferred Interests under the circumstances specified in Sections 5.6 and 5.7 of the Agreement. The Partnership shall also issue additional Series E Preferred Interests to Mid-Am if it shall pay to Borden any additional amounts relating to employee benefit plans in connection with the transactions contemplated by that certain Stock Purchase and Merger Agreement among Mid-Am, Borden, Inc., BDH Two, Inc. and Borden/Meadow Gold Dairies Holdings, Inc., dated May 22, 1997. In that event, additional Series E Preferred Interests in a stated amount of the amount paid to Borden shall be issued to Mid-Am as of the date of the payment to Borden.



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                               EXHIBIT 6 - Page 3

                                    APPENDIX

          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           SOUTHERN FOODS GROUP, L.P.

                         DATED AS OF SEPTEMBER 3, 1997



A.1      Introduction.

         This Appendix sets forth principles under which items of income, gain, loss, deduction and credit shall be allocated among the Partners. This Appendix also provides for the determination and maintenance of Capital Accounts, generally in accordance with Treasury Regulations promulgated under
Section 704(b) of the Code, for purposes of determining such allocations.


A.2      Definitions.

         For purposes of this Appendix, the following terms have the meanings set forth below. If a capitalized term is used herein but not defined in this Section A.2, it shall have the meaning ascribed thereto in the Agreement, unless the context otherwise indicates.

         "Adjusted Capital Account Balance" means, with respect to any Partner, the balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                 (i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of the Agreement (including this Appendix) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                 (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4),
         1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:





                               APPENDIX - Page 1

                          (i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of the Agreement (including this Appendix) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704- 2(i)(5); and

                 (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4),
         1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Capital Account" shall have the meaning set forth in Section A.3 hereof. In the event a Partner shall have more than one kind of Partnership Interest, the General Partner shall be empowered to establish such subdivisions of such Partner's Capital Account as are appropriate to reflect such Partner's various interests in the Partnership.

         "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                   (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner, provided that the initial Gross Asset Values of the assets contributed to the Partnership pursuant to Exhibit 1 of the Agreement shall be as set forth in such Exhibit 1 or as otherwise agreed in writing between the contributing Partner and the Partnership, and provided further that, if the contributing Partner is a General Partner, the determination of the fair market value of any other contributed asset shall require the consent of a majority of the Common Limited Partners;

                  (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership





                               APPENDIX - Page 2
         within the meaning of Treasury Regulations Section
         1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                 (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is a General Partner, the determination of the fair market value of the distributed asset shall require the consent of a majority of the Common Limited Partners; and

                  (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(v)(m), subparagraph (vi) of the A.2 definition of Net Profits and Net Loss and Section A.4.2(f) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this definition to the extent the General Partner determines that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this definition.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (i), (ii) or (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Loss.

         "Net Profits" and "Net Loss" means, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss;

                 (ii)     Any expenditures of the Partnership described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section
         1.704-1(b)(2)(iv)(b), and not otherwise taken into account in computing Net Profits or Net Loss, shall be subtracted from such taxable income or loss;

                (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the Section A.2 definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from disposition of the asset for purposes of computing Net Profits and Net Loss;





                               APPENDIX - Page 3

                 (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of (unreduced by any liabilities attributable thereto), notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the Section A.2 definition of Depreciation;

                 (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
         Section 743(b) is required pursuant to Treasury Regulations Section 1.704- 1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

                (vii) Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Sections A.4.2, A.4.3 and A.4.4 hereof shall not be taken into account in computing Net Profits or Net Loss; and

                (vii) Any Terminating Capital Gain and any Terminating Capital Loss, as applicable, shall be excluded from the calculation of Net Profits and Net Loss.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections A.4.2 and A.4.3 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (iv) of this definition.

         "Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1) and shall be determined according to the provisions of Treasury Regulations Section 1.704-2(c).

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2) and shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(3).





                               APPENDIX - Page 4

         "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(1) and shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

         "Partnership Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2) and shall be determined in accordance with Treasury Regulations Section 1.704-2(d).

         "Terminating Capital Gain" and "Terminating Capital Loss", respectively, means net gain or net loss, as applicable, to be allocated among the Partners as a result of the occurrence of a Terminating Capital Transaction, determined with the adjustments otherwise applicable in determining Net Profits and Net Loss attributable to the dispositions of Partnership property, provided that the calculation of such net gain or net loss shall include without limitation the difference between the fair market value and basis of assets to be allocated to the Capital Accounts pursuant to
Section 6.2(c)(i) of the Agreement.

A.3 Capital Accounts. The Partnership shall determine and maintain Capital Accounts. "Capital Account" shall mean an account of each Partner determined and maintained throughout the full term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Without limiting the generality of the foregoing, the following rules shall apply:

                 (a) The Capital Account of each Partner shall be credited with (i) an amount equal to such Partner's Capital Contributions and the fair market value of property contributed (if permitted hereunder) to the Partnership by such Partner (net of liabilities that the Partnership is considered to assume or to which it is considered to take subject to Code
Section 752), (ii) such Partner's share of the Partnership's Net Profits together with items of income or gain specially allocated to such Partner pursuant to Sections A.4.2, A.4.3 and A.4.4, and (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by property distributed to such Partner.

                 (b) The Capital Account of each Partner shall be debited by (i) the amount of cash and the fair market value of property distributed to such Partner (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject), (ii) such Partner's share of the Partnership's Net Loss together with items of loss or deduction specially allocated to such Partner pursuant to Sections A.4.2, A.4.3 and A.4.4, and
(iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                 (c) Upon the transfer by a Partner of all or part of an interest in the Partnership in accordance with the terms of the Agreement, the Capital Account of the transferor that is attributable to the transferred interest shall carry over to the transferee and the Capital Accounts of the Partners shall be adjusted to the extent provided in Treasury Regulations
Section 1.704-1(b)(2)(iv)(m).

                 (d) In determining the amount of any liability for purposes of Sections A.3(a) and A.3(b), Code Section 752(c) and any other applicable provisions of the Code and the Treasury Regulations will be taken into account.





                               APPENDIX - Page 5

                 (e) In the event that the Partnership distributes property (other than money) to the Partners, the Capital Account balances of the Partners shall be adjusted, in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(e), to reflect the manner in which any unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners if such property were sold at its fair market value (which value in no event shall be less than the amount of any nonrecourse indebtedness to which such property is subject).

                 (f)      Except as otherwise required by Treasury Regulations
Section 1.704-1(b)(2)(iv), adjustment to such Capital Accounts in respect of Partnership income, gain, loss, deduction, and Code Section 705(a)(2)(B) expenditures (or items thereof) shall be made with reference to the federal income tax treatment of such items (and, in the case of book items, with reference to the federal income tax treatment of the corresponding tax items) at the Partnership level, without regard to any requisite or elective tax treatment of such items at the Partner level.

                 (g) In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the Partnership, General Partner, or Common Limited Partners), are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to
Article VI of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

A.4      Allocations of Net Profits and Net Loss.

         A.4.1   In General.

                 (a) Net Profits. After giving effect to the special allocations set forth in Sections A.4.2, A.4.3 and A.4.4 hereof, Net Profits for any Fiscal Year shall be allocated to the Partners as follows:

                          (i) First, Net Profits shall be allocated ratably to the Preferred Limited Partners until the cumulative Net Profits allocated to the Preferred Limited Partners equals the cumulative Preferred Return (as defined in Section A.4.1(b) hereof) distributable to such Partners for all prior and current periods. The Net Profits allocated under this Section A.4.1(a)(i) shall be allocated among each of the Preferred Limited Partners whose cumulative Preferred Return exceeds the cumulative Net Profits previously allocated to such Partner (such excess, the "Unallocated Preferred Return") according to the ratio that each such Partner's





                               APPENDIX - Page 6

                 Unallocated Preferred Return bears to the total of the Unallocated Preferred Return of all Preferred Limited Partners. In the case of a Preferred Limited Partner that holds more than one series of Preferred Interests issued by the Partnership, the Net Profits allocated to such Partner under this Section A.4.1(a)(i) shall be further allocated among each of such Partner's separate series of Preferred Interests for which the cumulative Preferred Return for such Partner exceeds the cumulative Net Profits previously allocated to such series for such Partner (such excess, the "Unallocated Series Preferred Return") according to the ratio that the Unallocated Series Preferred Return of each series of Preferred Interest held by such Partner bears to the total of the Unallocated Series Preferred Return for all series of Preferred Interests held by such Partner.

                          (ii) Next, to the extent that allocable Net Profits exceed the Net Profits previously allocated for the period under Section A.4.1(a)(i) hereof, Net Profits shall be allocated ratably to eliminate any deficit balance in any Partner's Adjusted Capital Account Balance, subject to the provisions of Section A.4.1. The Net Profits allocated under this Section A.4.1(a)(ii) shall be allocated among the Partners with negative Adjusted Capital Account Balances according to the ratio that each such negative Adjusted Capital Account Balance bears to the total of the negative Adjusted Capital Account Balances of all Partners.

                          (iii) Next, to the extent that allocable Net Profits exceed the Net Profits previously allocated for the period under Sections A.4.1(a)(i) and A.4.1(a)(ii) hereof, in the event that Net Losses have been allocated in prior Fiscal Years among the Common Partners in respect of their Common Partner Interests in amounts that were not in proportion to their respective Common Partner Interests, Net Profits shall be allocated among the Common Partners insofar as possible to cause their respective Capital Accounts related to their Common Partner Interests to be in proportion to their Common Partner Interests.

                          (iv) The balance, if any, of Net Profits shall be allocated to the Common Partners pro rata in accordance with their respective Common Partner Interests as set forth on
                 Exhibit 1 hereto.

                 (b) Preferred Return. Each of the Preferred Limited Partners shall be entitled to receive an allocation of Net Profits equal to a preferred return (the "Preferred Return") with respect to each series of Preferred Limited Partner Interest held by such Preferred Limited Partner as provided in the terms and provisions applicable to such series of Preferred Limited Partner Interest. The terms and conditions applicable to each series of Preferred Limited Partner Interest now authorized as provided in the Agreement are as follows:

         Series A 10% Payment-in-Kind Preferred Limited Partner Interest     Exhibit 2
         Series B 10% Payment-in-Kind Preferred Limited Partner Interest     Exhibit 3
         Series C 10% Payment-in-Kind Preferred Limited Partner Interest     Exhibit 4
         Series D 9 1/2% Preferred Limited Partner Interest                  Exhibit 5
         Series E 10% Payment-in-Kind Preferred Limited Partner Interest     Exhibit 6





                               APPENDIX - Page 7

The parties intend that the Preferred Return be treated as a priority return to the Preferred Limited Partners and shall not constitute a guaranteed payment under Section 707(c) of the Code.

                 (c) Net Loss. After giving effect to the special allocations set forth in Sections A.4.2, A.4.3 and A.4.4 hereof, Net Loss for any Fiscal Year shall be allocated in the following manner:

                         (i) To the Common Partners pro rata in accordance with their Common Partner Interests as set forth on Exhibit 1, subject to the limitation set forth in Section A.4.1(c)(ii) below.

                        (ii) No Common Limited Partner shall receive an allocation of Net Loss which would cause such Common Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all Common Limited Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss pursuant to Section A.4.1(c)(i) hereof, the limitation set forth in this Section A.4.1(c)(ii) shall be applied on a Common Limited Partner by Common Limited Partner basis so as to allocate the maximum permissible Net Loss to each Common Limited Partner under Treasury Regulations Section 1.704- 1(b)(2)(ii)(d). Net Loss not allocated to the Common Limited Partners pursuant to this subparagraph (ii) shall be allocated to the General Partner; provided, however, that in making subsequent allocations of Net Profits and Net Loss, the prior reallocation of Net Loss to the General Partner and/or the Common Limited Partners shall be taken into account so that, to the extent possible, the total allocation of Net Profits and Net Loss to both the General Partner and the Common Limited Partners shall be equal to the allocations that would have been made had the reallocation to the General Partner and/or the Common Limited Partners not occurred.

                 (d) Except as provided in Sections A.4.2, A.4.3 and A.4.4 hereof, upon the occurrence of a Terminating Capital Transaction, any resulting Terminating Capital Gain or Terminating Capital Loss, as applicable, shall be allocated to the Partners in a manner, to the extent possible, to cause the Partners' respective Capital Accounts to equal the amounts that would be distributable to the Partners upon liquidation of the Partnership in accordance with Section 6.2 of the Agreement.

         A.4.2   Special Allocations.

                 The following special allocations should be applied in the order in which they are listed. Such ordering is intended to comply with the ordering rules in Treasury Regulations Section 1.704-2(j) and shall be applied consistently therewith.

                 (a) Minimum Gain Charge back. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding anything to the contrary in this Section A.4, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then there shall be





                               APPENDIX - Page 8
allocated to each Partner items of income and gain for that year (and, if necessary, subsequent Fiscal Years) equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treasury Regulations Section 1.704-2(g)(2)). The foregoing is intended to be a "minimum gain chargeback" provision as described in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                 (b) Partner Nonrecourse Debt Minimum Gain Charge back. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding anything to the contrary in this Section A.4, if during a Fiscal Year there is a net decrease in Partner Nonrecourse Debt Minimum Gain, then, in addition to the amounts, if any, allocated pursuant to Subsection 4.2(a), any Partner with a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall be allocated items of Partnership income and gain for that year (and, if necessary, for subsequent Fiscal Years) equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). The foregoing is intended to be the "Chargeback of partner nonrecourse debt minimum gain" required by Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

                 (c) Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. An allocation pursuant to the foregoing sentence shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in Section A.4 have been tentatively made as if this Section A.4.2(c) were not in this Appendix. This allocation is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3) and shall be construed in accordance with the requirements thereof.

         In the event a Partner has a deficit Capital Account at the end of any Partnership Fiscal Year which is in excess of the sum of (i) the amount (if any) such Partner is obligated to restore pursuant to any provision of the Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this clause shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section A.4 have been made as if this Section A.4.2(c) were not in this Appendix.

                 (d) Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Fiscal Year or other period shall be allocated among the Partners in accordance with their Common Partner Interests.





                              APPENDIX - Page 9

                 (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Partnership Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

                 (f) Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                 (g) Allocations Relating to Taxable Issuance of Partnership Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest by the Partnership to a Partner (the "Issuance Items") shall be allocated among the General Partner and Limited Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Appendix to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

         A.4.3   Curative Allocations.  The allocations set forth in Section
A.4.2 hereof (except for Section A.4.2(g)) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section A.4.3. Therefore, notwithstanding any other provisions of this Section A.4 (other than the Regulatory Allocations and taking into account Section A.4.1(c)), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections A.4.1 and A.4.2(g). In exercising its discretion under this Section A.4.3, the General Partner shall take into account future Regulatory Allocations under Sections A.4.2(a) and A.4.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections A.4.2(d) and A.4.2(e).

         A.4.4   Other Allocation Rules.

                 (a) For purposes of determining Net Profits, Net Loss or any other item allocable to any period, Net Profits, Net Loss and other items will be determined by the General Partners using any permissible method under Code Section 706 and the related Treasury Regulations.





                              APPENDIX - Page 10

                 (b) Unless otherwise required by the Agreement, all items of credit shall be allocated to the Partners in the same manner as Net Profits.

                 (c) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits shall be deemed to be in proportion to their respective Common Partner Interests.

                 (d)      To the extent permitted by Treasury Regulations
Section 1.704-2(h)(3), the General Partner may endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would not cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

                 (e) The Partners are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their shares of Partnership income and loss for income tax purposes.


A.5      Tax Allocations.

         In accordance with Code Section 704(c) and the related Treasury Regulations, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value. Any elections or other decisions relating to allocations pursuant to this Section A.5 shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Appendix and the Agreement. Allocations pursuant to this Section A.5 are solely for purposes of U.S. federal, state, and local taxes and shall not affect any Partner's Capital Account or share of Net Profits, Net Loss, or other items or distributions pursuant to any provision of this Appendix and the Agreement.





                              APPENDIX - Page 11